EXHIBIT 10.19 Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is (i) not material and (ii) the type of information the Company treats as confidential. N0042125F3003 - FINAL Page 2 of 72 General Information Points of Contact:   Contract Specialist: Procuring Contracting Officer:   1.    This acquisition is for the intended award of a single CPFF type task order in accordance with Subpart 16.505 Fair Opportunity procedures under the FAR.   2.    This task order is issued in accordance with the terms and conditions of the SeaPort NxG multiple award contract. Therefore, all terms and conditions of the SeaPort NxG multiple award contract are hereby fully and expressly incorporated into the task order. Only clauses and provisions requiring fill-ins or unique to the task order have been included in full text in this task order. Under SeaPort NxG Task Order Competitions, the term "contract" means "task order.”   3.     The Product/Service Code (PSC) for this procurement is: R425-Support-Professional: Engineering/Technical.   4.   This task order is for a total performance period of five years and 6 months, which includes a one-year base period, four (4) one-year option periods, and FAR 52.217-8 Option to Extend Services.   5.                    This task order has cost plus fixed fee and cost reimbursement (non-fee bearing) and NSP line items. Those line items are as follows:   The 6000 series CLINs are Cost Plus Fixed Fee. The 7000 series CLINs are Cost Reimbursable and Non- Fee Bearing. The 8000 series CLINs are Not Separately Priced.   6.                    The contractor will be required to have a Top Secret clearance and a level of safeguarding of Secret, both upon award of the task order. Permission will not be granted for the contractor to access any classified information until final N0042125F3003 - FINAL Page 3 of 72 DD254 is incorporated as an attachment to the task order award.   Note: Warehouse leasing costs cannot be directly charged to the contract and should be proposed as an indirect cost to requirement.

N0042125F3003 - FINAL Page 4 of 72 Section B - Supplies and Services CLIN - SUPPLIES OR SERVICES Cost Type Items: Item PSC Supplies/Services Qty Unit Est. Cost Fixed Fee CPFF 6000 R425 RDT&E Base Year Labor IAW SOW Paragraph 3.3.1 (RDT&E) 1.00 Lot 600001 R425 Funding in support of CLIN 6000 (RDT&E) 600002 R425 Funding in support of CLIN 6000 (RDT&E) 600003 R425 Funding in support of CLIN 6000 (RDT&E) 600004 R425 Funding in support of CLIN 6000 (RDT&E) 6001 R425 APN Base Year Labor IAW SOW Paragraph 3.3.2 (APN) 1.00 Lot 600101 R425 Funding in support of CLIN 6001 (APN) 600102 R425 Funding in support of CLIN 6001 (APN) 600103 R425 Funding in support of CLIN 6001 (APN) 600104 R425 Funding in support of CLIN 6001 (APN) 600105 R425 Funding in support of CLIN 6001 (APN) 600106 R425 Funding in support of CLIN 6001 (APN) 600107 R425 Funding in support of CLIN 6001 (APN) 6002 R425 OPN Base Year Labor IAW SOW Paragraph 3.3.3 (OPN) 1.00 Lot 600201 R425 Funding in support of CLIN 6002 (OPN) 6003 R425 O&M,N Base Year Labor IAW SOW Paragraph 3.3.4 (O&M,N) 1.00 Lot 600301 R425 Funding in support of CLIN 6003 (O&M,N) 6004 R425 FMS Base Year Labor IAW SOW Paragraph 3.3.5 (Fund Type - TBD) 1.00 Lot 600401 R425 Funding in support of CLIN 6004 (Fund Type - TBD) 6100 R425 RDT&E Option Year 1 Labor IAW SOW Paragraph 3.3.1 (RDT&E) Option 1.00 Lot 6101 R425 APN Option Year 1 Labor IAW SOW Paragraph 3.3.2 (APN) Option 1.00 Lot 6102 R425 OPN Option Year 1 Labor IAW SOW Paragraph 3.3.3 (OPN) Option 1.00 Lot 6103 R425 O&M,N Option Year 1 Labor IAW SOW Paragraph 3.3.4 (O&M,N) Option 1.00 Lot N0042125F3003 - FINAL Page 5 of 72 Item PSC Supplies/Services Qty Unit Est. Cost Fixed Fee CPFF 6104 R425 FMS Option Year 1 Labor IAW SOW Paragraph 3.3.5 (Fund Type - TBD) Option 1.00 Lot 6200 R425 RDT&E Option Year 2 Labor IAW SOW Paragraph 3.3.1 (RDT&E) Option 1.00 Lot 6201 R425 APN Option Year 2 Labor IAW SOW Paragraph 3.3.2 (APN) Option 1.00 Lot 6202 R425 OPN Option Year 2 Labor IAW SOW Paragraph 3.3.3 (OPN) Option 1.00 Lot 6203 R425 O&M,N Option Year 2 Labor IAW SOW Paragraph 3.3.4 (O&M,N) Option 1.00 Lot 6204 R425 FMS Option Year 2 Labor IAW SOW Paragraph 3.3.5 (Fund Type - TBD) Option 1.00 Lot 6300 R425 RDT&E Option Year 3 Labor IAW SOW Paragraph 3.3.1 (RDT&E) Option 1.00 Lot 6301 R425 APN Option Year 3 Labor IAW SOW Paragraph 3.3.2 (APN) Option 1.00 Lot 6302 R425 OPN Option Year 3 Labor IAW SOW Paragraph 3.3.3 (OPN) Option 1.00 Lot 6303 R425 O&M,N Option Year 3 Labor IAW SOW Paragraph 3.3.4 (O&M,N) Option 1.00 Lot 6304 R425 FMS Option Year 3 Labor IAW SOW Paragraph 3.3.5 (Fund Type - TBD) Option 1.00 Lot 6400 R425 RDT&E Option Year 4 Labor IAW SOW Paragraph 3.3.1 (RDT&E) Option 1.00 Lot 6401 R425 APN Option Year 4 Labor IAW SOW Paragraph 3.3.2 (APN) Option 1.00 Lot 6402 R425 OPN Option Year 4 Labor IAW SOW Paragraph 3.3.3 (OPN) Option 1.00 Lot 6403 R425 O&M,N Option Year 4 Labor IAW SOW Paragraph 3.3.4 (O&M,N) Option 1.00 Lot 6404 R425 FMS Option Year 4 Labor IAW SOW Paragraph 3.3.5 (Fund Type - TBD) Option 1.00 Lot 6500 R425 RDT&E FAR 52.217-8 Option to Extend Labor IAW SOW Paragraph 3.3.1 (RDT&E) Option 1.00 Lot 6501 R425 APN FAR 52.217-8 Option to Extend Labor IAW SOW Paragraph 3.3.2 (APN) Option 1.00 Lot N0042125F3003 - FINAL Page 6 of 72 Item PSC Supplies/Services Qty Unit Est. Cost Fixed Fee CPFF 6502 R425 OPN FAR 52.217-8 Option to Extend Labor IAW SOW Paragraph 3.3.3 (OPN) Option 1.00 Lot 6503 R425 O&M,N FAR 52.217-8 Option to Extend Labor IAW SOW Paragraph 3.3.4 (O&M,N) Option 1.00 Lot 6504 R425 FMS FAR 52.217-8 Option to Extend Labor IAW SOW Paragraph 3.3.5 (Fund Type - TBD) Option 1.00 Lot Cost Only Items: Item PSC Supplies/Services Qty Unit Est. Cost 7000 R425 RDT&E Base Year ODCs in support of CLIN 6000 (RDT&E) 1.00 Lot 700001 R425 Funding in support of CLIN 7000 (RDT&E) 700002 R425 Funding in support of CLIN 7000 (RDT&E) 7001 R425 APN Base Year ODCs in support of CLIN 6001 (APN) 1.00 Lot 700101 R425 Funding in support of CLIN 7001 (APN) 700102 R425 Funding in support of CLIN 7001 (APN) 7002 R425 OPN Base Year ODCs in support of CLIN 6002 (OPN) 1.00 Lot 700201 R425 Funding in support of CLIN 7002 (OPN) 7003 R425 O&M,N Base Year ODCs in support of CLIN 6003 (O&M,N) 1.00 Lot 700301 R425 Funding in support of CLIN 7003 (O&M,N) 7004 R425 FMS Base Year ODCs in support of CLIN 6004 (Fund Type - TBD) 1.00 Lot 700401 R425 Funding in support of CLIN 7004 (Fund Type - TBD) 7100 R425 RDT&E Option Year 1 ODCs in support of CLIN 6100 (RDT&E) Option 1.00 Lot 7101 R425 APN Option Year 1 ODCs in support of CLIN 6101 (APN) Option 1.00 Lot 7102 R425 OPN Option Year 1 ODCs in support of CLIN 6102 (OPN) Option 1.00 Lot 7103 R425 O&M,N Option Year 1 ODCs in support of CLIN 6103 (O&M,N) Option 1.00 Lot 7104 R425 FMS Option Year 1 ODCs in support of CLIN 6104 (Fund Type - TBD) Option 1.00 Lot N0042125F3003 - FINAL Page 7 of 72 Item PSC Supplies/Services Qty Unit Est. Cost 7200 R425 RDT&E Option Year 2 ODCs in support of CLIN 6200 (RDT&E) Option 1.00 Lot 7201 R425 APN Option Year 2 ODCs in support of CLIN 6201 (OPN) Option 1.00 Lot 7202 R425 OPN Option Year 2 ODCs in support of CLIN 6202 (OPN) Option 1.00 Lot 7203 R425 O&M,N Option Year 2 ODCs in support of CLIN 6203 (O&M,N) Option 1.00 Lot 7204 R425 FMS Option Year 2 ODCs in support of CLIN 6204 (Fund Type - TBD) Option 1.00 Lot 7300 R425 RDT&E Option Year 3 ODCs in support of CLIN 6300 (RDT&E) Option 1.00 Lot 7301 R425 APN Option Year 3 ODCs in support of CLIN 6301 (APN) Option 1.00 Lot 7302 R425 OPN Option Year 3 ODCs in support of CLIN 6302 (OPN) Option 1.00 Lot 7303 R425 O&M,N Option Year 3 ODCs in support of CLIN 6303 (O&M,N) Option 1.00 Lot 7304 R425 FMS Option Year 3 ODCs in support of CLIN 6304 (Fund Type - TBD) Option 1.00 Lot 7400 R425 RDT&E Option Year 4 ODCs in support of CLIN 6400 (RDT&E) Option 1.00 Lot 7401 R425 APN Option Year 4 ODCs in support of CLIN 6401 (APN) Option 1.00 Lot 7402 R425 OPN Option Year 4 ODCs in support of CLIN 6402 (OPN) Option 1.00 Lot 7403 R425 O&M,N Option Year 4 ODCs in support of CLIN 6403 (O&M,N) Option 1.00 Lot 7404 R425 FMS Option Year 4 ODCs in support of CLIN 6404 (Fund Type - TBD) Option 1.00 Lot 7500 R425 RDT&E FAR 52.217-8 Option to Extend ODCs in support of CLIN 6500 (RDT&E) Option 1.00 Lot 7501 R425 APN FAR 52.217-8 Option to Extend ODCs in support of CLIN 6501 (APN) Option 1.00 Lot 7502 R425 OPN FAR 52.217-8 Option to Extend ODCs in support of CLIN 6502 (OPN) Option 1.00 Lot

N0042125F3003 - FINAL Page 8 of 72 Item PSC Supplies/Services Qty Unit Est. Cost 7503 R425 O&M,N FAR 52.217-8 Option to Extend ODCs in support of CLIN 6503 (O&M,N) Option 1.00 Lot 7504 R425 FMS FAR 52.217-8 Option to Extend ODCs in support of CLIN 6504 (Fund Type - TBD) Option 1.00 Lot Cost Type / NSP Items: Item PSC Supplies/Services Qty Unit Est. Cost Fixed Fee CPFF 8000 Not Separately Priced- Base Year Data IAW SOW Paragraph 3.1.3 1.00 Lot NSP 8001 Not Separately Priced- Base Year Contractor Acquired Property (CAP) IAW SOW Paragraph 3.1.5.2 1.00 Lot NSP 8100 Not Separately Priced- Option Year 1 Data IAW SOW Paragraph 3.1.3 1.00 Lot NSP 8101 Not Separately Priced- Option Year 1 Contractor Acquired Property (CAP) IAW SOW Paragraph 3.1.5.2 1.00 Lot NSP 8200 Not Separately Priced- Option Year 2 Data IAW SOW Paragraph 3.1.3 1.00 Lot NSP 8201 Not Separately Priced- Option Year 2 Contractor Acquired Property (CAP) IAW SOW Paragraph 3.1.5.2 1.00 Lot NSP 8300 Not Separately Priced- Option Year 3 Data IAW SOW Paragraph 3.1.3 1.00 Lot NSP 8301 Not Separately Priced- Option Year 3 Contractor Acquired Property (CAP) IAW SOW Paragraph 3.1.5.2 1.00 Lot NSP 8400 Not Separately Priced- Option Year 4 Data IAW SOW Paragraph 3.1.3 1.00 Lot NSP 8401 Not Separately Priced- Option Year 4 Contractor Acquired Property (CAP) IAW SOW Paragraph 3.1.5.2 1.00 Lot NSP 8500 Not Separately Priced- FAR 52.217-8 Option to Extend Data IAW SOW Paragraph 3.1.3 1.00 Lot NSP 8501 Not Separately Priced- FAR 52.217-8 Option to Extend Contractor Acquired Property (CAP) IAW SOW Paragraph 3.1.5.2 1.00 Lot NSP BTXT.211-9503 LEVEL OF EFFORT (COST REIMBURSEMENT) (NAVAIR) (DEC 2012)                  a. The level of effort estimated to be ordered during the term of this contract/order is man-hours (inclusive of FAR 52.217-8) of direct labor including authorized subcontract labor, if any. The contractor shall not, under any circumstances, exceed one hundred (100%) percent of the total level of effort specified in the contract/order. N0042125F3003 - FINAL Page 9 of 72                  b. FAR Clause 52.232-20, "Limitation of Cost" applies to fully funded orders and FAR Clause 52.232-22, "Limitation of Funds" applies to incrementally funded orders. Nothing in this clause amends the rights or responsibilities of the parties hereto under either of those two clauses. In addition, the notifications required by this clause are separate and distinct from any specified in either FAR Clause 52.232-20 or FAR Clause 52.232-22.                    c.  In the event that less than one hundred (100%) percent of the established level of effort of the contract/order is actually expended by the end of the performance period, the Government shall have the option of:              1.  Requiring the Contractor to continue performance, subject to the provisions of the FAR Clause 52.232-20 or 52.232-22, as applicable, until the effort expended equals 100% of the established Level of Effort; or              2.  Effecting a reduction in the fixed fee by the percentage by which the total expended man-hours is less than one hundred (100%) percent of the established Level of Effort.                  d. The contractor agrees that effort performed in fulfillment of level of effort obligations under this contract shall include only verifiable effort in direct support of the work specified. It shall not include efforts such as work performed in transit to or from an employee's usual workplace, work during lunchtime activities, or effort performed at other non-work locations.                   e.   In performing the contract/order, the contractor may use any reasonable combination of hours for the labor categories in support of section C of this contract/order. N0042125F3003 - FINAL Page 10 of 72 Section C - Description/Specifications/Statement of Work PMA 290 Special Missions Management of On-Site Support (MOSS) Statement of Work (SOW)   1.      Scope: This Statement of Work (SOW) defines the scope of technical and programmatic efforts to support PMA-290 Special Missions (SM) consisting of multiple Intelligence, Surveillance, Reconnaissance and Targeting (ISR&T) programs but not limited to; the Maritime Patrol and Reconnaissance Force (MPRF) Family of Systems (FoS), P-8A Research and Developmen (R&D), SM Platforms, Minotaur Family of Services (MFoS), P-8A Increment 3, P-8A Foreign Military Sales (FMS), MQ-4C Triton Multiple Intelligence (Multi-Int) (PMA-262), Mobile Quick Look (MQL), ground & mission support stations, and future capabilities.  Efforts also include related activities in support of Program Executive Offices (PEO), Departme of Defense (DoD) System Commands (SYSCOMs), Navy Cyber Warfare Development Group (NCWDG), Department of Homeland Security (DHS), FMS, United States Coast Guard (USCG), Customs and Border Patrol (CBP), and United States Government (USG) Intelligence, Surveillance, and Reconnaissance (ISR) platforms.  This SOW covers all aspects of the Acquisition Life Cycle including Material Solution Analysis, Technology Development, Engineering & Manufacturing Development, Production & Deployment, and Operations & Support.  Tasking includes: Research and Development, Systems Engineering and Analysis, Program Management, Acquisition and Acquisition Logistics, Financial Management, and Security (physical, cybersecurity and information) Services. This support encompasses engineering analysis and recommendations for technical, logistics, training, and acquisition life-cycle support for the ISR&T Platforms and Infrastructure, as well as their accompanying Ground Support Stations (GSSs) and classified network(s) entry facilities. These services shall support the program maturation and integration of Electronic Warfare (EW) and Special Missions capabilities.  Additionally, the Contractor shall support the PMAs in United State Government (USG) to USG technology projects, to include United States Air Force (USAF), Department of Homeland Security (DHS), USCG, CBP, as well as other USG intelligence agencies. The support for other USG entities that share in these technologies allow for cost sharing and the benefit of jointly developed systems. The engineering and management support provided by the Contractor shall support programmatic decisions and assessment of acquisition life-cycle activities.  The Contractor shall provide these services in an Integrated Product Team (IPT) environment in support of Research, Development, Test and Evaluation (RDT&E); Aircraft Procurement, Navy (APN); Other Procurement, Navy (OPN); Operation and Maintenance, Navy (O&M, N), and FMS funded activities.   2.      Applicable documents:  The following documents and document sources are provided for reference. DoD systems shall adhere to the Joint Technical Architecture (JTA) 2.0 Standards. Non-DoD systems may b governed by numerous commercial, national, or international standards. The documents listed below are presented only as representative sources of the technological interface details th may be required during TO performance. Likewise, the documentation listed is not all-inclusive but is representative of the type of information that may be necessary to perform the work. The document version applicable to tasking will be the most current published document at the time of TO award.   2.1 DoD specifications.   2.1.1 DoDI 5000.2, Operation of the Adaptive Acquisition Framework. 2.1.2 DoD Manual 5000.2M, Defense Acquisition Management Documentation and Reports. 2.1.3 DoDI 5200.48, Controlled Unclassified Information (CUI), 6 March 2020. 2.1.4 DoDM 5200.01, (DoD Information Security Program: Controlled Unclassified Information (CUI) Volume. 4, 9 Sept 2018. 2.1.5 DoD 5220.22-M, National Industrial Security Program Operating Manual (NISPOM), 18 May 2016 2.1.6 DoDI 5230.24, Distribution Statements on DoD Technical Information, 10 January 2023. 2.1.7 DoDM 5400.07, Freedom of Information Act (FOIA) Program, 27 January 2017. 2.1.8 DoDI 8500.01, Cybersecurity, Change 1, 7 October 2019. 2.1.9 DoDI 8510.01, Risk Management Framework (RMF) for DoD Systems, 19 July 2022. 2.1.10 DoDD 5000 Series. 2.1.11 SECNAVINST 5000.2G, Implementation of Defense Acquisition System and the Adaptive Acquisition Framework, 8 April 2022. 2.1.12 SECNAVINST 5510.30C, Personnel Security Program, 24 January 2010. 2.1.13 SECNAVINST 5510.36B, Information Security Program, 12 July 2019. 2.1.14 OPNAVINST 3432.1, Operations Security Plan (OPSEC). 2.1.15 OPNAVINST 3440.17A, Navy Installation Emergency Management Program, 1 Aug 2014.   2.2 Other Government documents.   2.2.1 Clinger-Cohen Act. 2.2.2 National Security Decision Directive 298, Public Law 100-235, Section 3(d)(4), 22 January 1988. 2.2.3 National Security Agency (NSA) Information Assurance (IA) Guidance. N0042125F3003 - FINAL Page 11 of 72 2.2.4 NAVAIRINST 4200.57, Contract Administration and Use of Contracting Officer’s Representatives. 2.2.5 Program Security Classification Guide   3.      Requirements   3.1 General Requirements   3.1.1 Compatibility - The Contractor shall maintain the capability to prepare documents and software packages compatible with the Government IT environment through the security classification of Secret.  The current operating environment required for this contract includes:   Microsoft Windows 10 Microsoft Project 2016 Microsoft Office Professional Plus 2016 Adobe Acrobat 2022 (reader) Adobe Acrobat DC 2019 Internet access   The Contractor shall maintain the ability to interface with and transfer data to and from requiring office software applications and their upgraded versions.  The Contractor shall maintai state-of the-art anti-virus software and ensure that all media are virus free when delivered.  The Contractor shall be capable of Internet and LAN communications with the PMA-290 office.  Contractor personnel shall be capable of maintaining real-time communications, both voice and data transfer capabilities, with PMA-290 during working hours whether at Contractor work site or on travel.   3.1.2 Work Location and Facilities   3.1.2.1 Work location:  Approximately 75 percent of work will be performed at Government site and 25 percent of work to be performed at Contractor site.  Government site(s) includ Naval Air Station (NAS) Patuxent River, MD, NAS Whidbey Island, WA, and NAS Jacksonville, FL.  Contractors performing on-site support will be provided (examples include but not limited to:  Access to workspaces, telephones, printers, facsimile machines, copy machines, shredders, computers, and network access including web servers and applicable databa or other applications) necessary to carry out assigned tasks.   3.1.2.2 Meeting support:  In support of the tasking outlined in this SOW, the Contractor shall have the capability to host and conduct meetings at the classification levels up to Secret w the capacity to support a minimum of 30 persons and have contractor furnished telephone and VTC capability as well as sufficient equipment to conduct meetings with presentations including compatible software as required in Paragraph 3.1.1.  This support shall be provided at PAX River, MD.   3.1.2.3 Telework: Telework under this contract may be authorized; however, the Contractor must provide their Telework policy detailing the roles, responsibilities, security, safety, and requirements, for the Contractor’s adherence, in coordination with the COR. The Contractor shall notify the Project Lead and COR for any position for which the Contractor proposes teleworking situation. The Contractor, upon notification to, and concurrence from, the COR that the employees’ work tasking is eligible for telework, may utilize alternate worksites/locations and telework to support continuous performance of its contract in accordance with company policy. Contractor discretion is required when making alternate works and telework decisions based upon the nature of support provided by the employees.  In the event telework is utilized, the Contractor remains responsible for performance, and compliance with any applicable cost accounting standards and contract cost principles/procedures. 3.1.2.4 Contractor site requirements. The Contractor shall provide warehouse facilities for receipt, storage, inventory, and shipment of equipment associated with aircraft modification requirements along with equipment t facilitate aircraft modification and testing in support of activities in this SOW. The space(s) shall be equipped with heating, ventilation, and air conditioning (HVAC) systems capable sustaining a controlled environment consistent with the storage, assembly, testing, and operation of electric equipment. The facilities shall be configured to meet requirements for centralized storage of equipment and systems, and sparing stock for multiple distinct projects. The facilities shall also contain assembly, vehicular access, and attendant office space. T warehouse facilities (including design team spaces) shall be equipped to protect Government Property, and shall be located within ten (10) drivable miles of NAS Patuxent River, MD additional locations may be required after TO award based on emerging requirements.  The Contractor shall be responsible for the relocation of current material from the existing location to the new location(s) within thirty (30) days after TO award. This transition period will include time for inventorying material, updating the Government inventory database, Packaging, Handling, Shipping and Transport (PHS&T), removing, scheduling ample movin transportation, and loading of the existing material. Items may include, but are not limited to, nuts, washers, bolts, generators, antennas, antenna masts, aircraft parts and equipment, various sizes of transit cases and other miscellaneous equipment, subsystems, and aircraft hardware. The Contractor shall be responsible for providing the milestone schedule and transition sequence of events to meet the required thirty (30) day transition period if a new facility location is chosen after contract award. The facility can be a new or existing buildin but must meet current state and Federal commercial building codes. Additionally, the Contractor shall provide:   • Appropriate compartmentalization to group and segregate warehouse by designed projects that can be easily reconfigured as storage requirements dictate. • Overhead loading dock doors to accommodate the requirement for ingress and regress capabilities of tractor trailers and other logistic service suppliers to include self-propelle mounted, or transported trailers and towed or pushed entry of heavy or oversized vehicles, trailers, equipment, or systems.

N0042125F3003 - FINAL Page 12 of 72 • Sufficient on/off load ramp rated at a minimum of six (6) tons that can be utilized by forklifts and/or vehicle platforms. • Appropriate number of forklifts and a cargo van that shall be rated at no less than five (5) tons each for offload, movement, lifting, positioning, and on-load of equipment and m • Obtain a Department of Defense Activity Address Code (DoDAAC) in order to receive military shipments at the facility.   • Per the DD-254 (Attachment 1), facilities shall: 1) be cleared to the Secret level and have controlled access work areas; 2) be cleared to house Controlled Cryptographic Items products and unclassified Key Storage Devices (KSD-64A); and 3) will be required to meet all requirements to establish Communication Security (COMSEC) and Selective Av Anti-Spoofing Module (SAASM) custodian accounts on the premises.   All property must be tagged as Contractor Furnished Equipment (CFE) assets. All CFE assets must have COR approval prior to connecting to any Government network.  Not required at the time of award but may be required during the execution of the contract, at the direction of the Government, the Contractor shall also provide aircraft modification facilities, near NAS Jacksonville, FL, suitable to house a P-8A aircraft during the performance of aircraft modifications in support of this SOW. The Contractor shall provide co-locate modification team facilities (within a one (1) mile radius of aircraft modification facilities) with sufficient office space to facilitate the aircraft modification design team required to support activities in this SOW, the space shall include NMCI connectivity, heating, ventilation, and air conditioning (HVAC) systems capable of sustaining a controlled environment consistent with the storage, assembly, testing, and operation of electric equipment.    3.1.3 Contract Status reporting.  The contractor shall provide the following documentation.   3.1.3.1 Monthly Progress and Financial Status Report:  The contractor shall provide a progress and financial status report in accordance with the Contract Data Requirement List (CDR A001).  The report shall include work accomplished since submittal of the last report, both monthly and cumulative man-hour labor costs expended by labor category and material and travel costs.   3.1.4 Work Schedule to include Compressed Work Schedule (CWS), overtime, holidays, and installation closure.   3.1.4.1 Work schedule:  The Contractor shall provide the required services and staffing coverage during normal working hours.  Normal working hours are usually 8.5 hours (includin 30-minute lunch break), from 0800 to 1630 each Monday through Friday (except on the federal holidays specified in paragraph 3.1.4.1.2).  Some supported Government offices have flexibility to start as early as 0600/0630 and end as late as 1800, Monday –Friday.   3.1.4.1.1 Compressed Work Schedule (CWS):  CWS is an alternative work schedule to the traditional five 8.5 hour workdays (which includes a 30-minute lunch) worked per week.  Under a CWS schedule, an employee completes the following schedule within a two-week period of time:  Eight weekdays are worked at 9.5 hours each (which includes a 30-minu lunch), one weekday is alternately worked as 8.5 hours (which includes a 30-minute lunch) and one weekday is not worked by the employee.  The result is 80 hours worked every tw weeks, with 44 work hours one week and 36 work hours the other.   The Contractor may allow its employees to work a CWS schedule provided the requirements of this SOW are met.  If the contractor chooses to allow its employees to work a CWS schedule in support of this contract, any additional costs associated with the implementation of the CWS schedule vice the standard schedule are unallowable costs under this contra will not be reimbursed by the Government.  Additionally, the CWS schedule shall not prevent Contractor employees from providing necessary staffing and services coverage as requ by the Government to the ACOR/COR.   3.1.4.1.2 Holidays: The Government observes the holidays listed at   With the exception of the events in section 3.1.4.1.3 below, the contractor is permitted to observe the above Holidays in accordance with its corporate policy.   3.1.4.1.3 Installation closure:  When Federal facilities are closed by the Government, or when Federal employees are officially excused from work due to a holiday or a special even severe weather, a security threat, or any other Government facility related problem that prevents Federal personnel from working at the Government facility, contractor personnel assigned to work at that facility in support of such Federal employees shall follow their parent company’s policies.   While generally contractor personnel may not perform work on-site at a Government facility without oversight from Federal personnel, in very limited circumstances, work being performed by contractor personnel may be deemed mission essential and performance of such mission essential work may be authorized to continue at the Government facility despi facility being otherwise closed for normal operations.  The circumstances permitting work being performed by contractor personnel to be deemed mission essential are extremely lim and generally only apply to performance of efforts related to public health, safety, or matters related to national security.  The cognizant Contracting Officer must concur with any determination that work being performed by contractor personnel is mission essential.     3.1.4.1.4 Overtime:  Overtime cannot be charged directly to the contract unless first approved in writing by the COR.   3.1.5 Other Direct Costs:   3.1.5.1 Travel:  Travel may include general and administrative expenses, but shall not include profit.  Temporary travel to other locations in support of program tasking is required.  If required, temporary travel locations include (Patuxent River, MD, Jacksonville, FL, Whidbey Island, WA, Greenville, TX, Germantown, MD, Charleston, SC, Hagerstown, MD, NSW Crane, NAVSUP Philadelphia, PA, as well as OCONUS areas around the world).  This list is not all inclusive as locations may change over the life of the contract. N0042125F3003 - FINAL Page 13 of 72   3.1.5.2 Material:  All materials not depleted during the performance of this contract shall become Government property upon completion of this contract.  The contractor shall transfer materials not depleted to the COR by way of Material Inspection and Receiving Report (DD Form 250).  Material costs may include general and administrative expenses but shall not include profit/fee.   3.1.6 Subcontractors:  Provisions stated herein shall be clearly and effectively communicated to all subcontractors providing support under this contract.  All provisions of this PWS sha flow down to subcontractors providing support under this contract.   3.1.7 Management of Contractor Personnel:  The Government will neither supervise contractor employees nor control the method by which the contractor performs the required tasks.  Under no circumstances will the Government assign tasks to, or prepare work schedules for, individual contractor employees.  The contractor shall manage its employees and guard against any actions that are of the nature of personal services, or give the perception of personal services   3.1.8 Transition- In Plan The services required under this requirement are necessary to the Government and are required to be continued without interruption. The contactor shall facilitate the accomplishment o seamless transition of requirements to maintain the mission of the program with minimal impact. Transition-In services shall begin on the effective date of the award and shall be complete 30 calendar days after the effective date, at which time the contractor shall assume full responsibility for tasking. The Contractor shall identify Points of Contact (POCs) for liaisons between the Government, the prime contractor (if applicable), and other contracted industry partners to ensure proper and orderly transition and transfer of services and assets between the parties cited. The Contractor shall ensure minimal impact to the contract and there is no service degradation during or after transition. The Contractor shall establish an overview of the transition efforts and describe the activities to transition from incumbent to incoming Contractor (if applicable) to include schedule with milestones by activity. The Contractor shall support the transition of all Government property and information including Commercial Off-the-Shelf (COTS) software and associated documentation in the Contractor's possession (if applicable). The Contractor shall be 100% staffed within the 30-day transition. The transition-in plan submitted at the time of proposal will become an Attachment to the task order and must be followed.    3.1.9 Transition Out Strategy The Contractor’s overall transition out strategy shall be built around maintaining the mission of the PMA-290 SM with minimal impact, not only in terms of timeliness of performance but also to ensure that critical data and knowledge transfer occurs.  Upon termination or expiration of the contract, the contractor shall ensure an orderly transition of responsibilities, while minimizing impact to the operation.  The contractor shall submit a Transition Out Plan, to include the minimum elements listed below in accordance with CDRL A002.   -  Work Turnover.  The contractor shall provide a plan of action to effectively transfer tasked work that is in process at the expiration or termination of the contract to the successor company.  Establish and maintain effective communication with the incoming contractor or Government personnel for the period of transition via weekly status meetings.   -  Quality Assurance.  The contractor shall provide a plan of action to ensure continuation of quality review processes during the transition period to the successor company.   -  Risk Mitigation Strategies.  The contractor shall provide a plan of action to mitigate contract performance risks (quality and schedule) encountered during the transition period.   -  Data/Information Transfer.  The contractor shall provide a plan of action for the efficient inventory and transfer of program data to the successor company.   3.2 Security   3.2.1 Citizenship Requirements:  Only U.S. citizens may perform under this contract.  If the Contractor cannot find qualified U.S. citizens to perform the work, the Contractor shall submit a citizenship waiver request with justification to the Government Security Office.  The waiver request should include:   a. The individual's name, date and place of birth, position title, and current citizenship. b. A statement that a qualified U.S. citizen cannot be hired in sufficient time to meet the contractual requirements. c. A statement of the unusual expertise possessed by the applicant. d. A statement that access will be limited to a specific government contract (specify contract number). e. A statement that the Contractor has obtained an export license for the information required to perform the contract.    3.2.2 Investigative Requirements:   Classified:  All Contractor personnel shall maintain security clearance eligibility commensurate with the level of classification of the work performed as annotated in the Contract's DD-254, Contract Security Classification Specification Form. N0042125F3003 - FINAL Page 14 of 72   Contractor personnel shall require access to classified information in performance of this contract up to and including Top Secret with access to Sensitive Compartmented Information (SCI), with a safeguarding level of (Secret).  The Contractor is responsible for ensuring that all personnel receive the requisite investigation and are favorably adjudicated in accordance with DoDM 5220.22, National Industrial Security Program Operating Manual.  Contractor employees who fail to meet security clearance requirements may not access classified information or perform sensitive duties.  In such cases, the Contractor employee may not perform on the contract.   The contractor shall comply with security requirements specified in the DD-254 attached to this contract.  Information or data that the contractor accesses shall be handled at the appropriate classification level.  Unclassified information shall be handled in accordance with the appropriate designation (Controlled Unclassified Information; For Official Use Only; Covered Defense Information).  Distribution is authorized to the Requiring Office's Organization and supported Activity only.  Other requests for deliverables under this contract shall b referred to the TPOC/COR of this contract for approval.   Controlled Unclassified Information including For Official Use Only and Covered Defense Information (meeting the definition of 48 CFR 252.204–7012(a)) generated and/or provided under this contract shall be marked and safeguarded as specified in DoDM 5200.01 (DoD Information Security Program:  Controlled Unclassified Information (CUI)) Vol. 4 (enclosure pages 11-18) available at http://www.dtic.mil/whs/directives/corres/pdf/520001_vol4.pdf.  Any product containing Covered Defense Information shall be assigned a distribution statement (distribution statements B through F) using the criteria set forth in DoDI 5230.24 (Distribution Statements on Technical Documents); and have this statement displayed per DoDI 5230.24, Enclosure 3.   3.2.3 Common Access Card (CAC)/Public Key Infrastructure (PKI), System Authorization Access Request (SAAR-N).   3.2.3.1 SAAR-N:  All contractor personnel requiring access to Government Information Technology (IT) systems shall have an approved System Authorization Access Request (SAAR-N) Form OPNAV 5239/14 (Rev Sep 2011) on file, and complete required Annual Information Awareness Training.  New employees must submit their SAAR forms within thi (30) days of their first day of work.  Instructions for processing the SAAR-N forms are available at:    SAAR-N forms shall be submitted to the Contracting Officer’s Representative (COR), Government Technical Point of Contact (TPOC), or to the assigned government Trusted Associa Sponsorship System (TASS) Trusted Associate.   3.2.3.2 Command Access Cards (CAC) / Local Badges:  Contractor CACs and facility specific identification badges will be issued by the Government to on-site contractor personnel shall be visible at all times while personnel are at the Government site.  The contractor shall furnish all requested information required to facilitate issuance of identification badges an shall conform to facility instructions/guidance for their designated workspace.  All CACs and identification badges issued to Contractor employees shall be returned to the Governmen Security Department at the Government site in accordance with facility instructions/guidance following completion of the contract, relocation or termination of an employee, or upon request from the Contracting Officer’s Representative.  The Government will provide the contractor access to Government facilities, as required, for performance of tasks under this contract.  Contractor personnel shall comply with facility instructions/guidance.   3.2.3.3 DD-254:  The contractor shall comply with security requirements specified in the DD-254 attached to this contract.  Information or data that the contractor accesses shall be handled at the appropriate classification level, unclassified information shall be handled as “For Official Use Only”.  Distribution is authorized to the Requiring Office’s Organization a supported Activity only.  Other requests for deliverables under this contract shall be referred to the COR of this contract for approval.   3.2.3.4 The Contractor shall be responsible for employing personnel having at least the minimum level of security clearance as stated under each labor category specified herein. All employees will need to have interim Secret clearances within sixty (60) days of TO award with the exceptions noted in the table below:   Labor Category Level Security Clearance Level Required Full Time Equivalents (FTEs) Required days after issuance of TO General and Operations Manager (SCI) Senior TS/SCI At Period of Performance Start Date Management Analyst (Program Analyst) Senior Secret, TS/SCI At Period of Performance Start Date Management Analyst (Program Analyst) Journeyman Secret, TS/SCI At Period of Performance Start Date Management Analyst (Program Analyst) Junior Secret At Period of Performance Start Date Management Analyst Journeyman Secret At Period of N0042125F3003 - FINAL Page 15 of 72 (Configuration Management) Performance Start Date Project Management Specialist Senior TS/SCI At Period of Performance Start Date Information Security Analyst Senior TS/SCI At Period of Performance Start Date Information Security Analyst Journeyman TS/SCI At Period of Performance Start Date Information Security Analyst (Cybersecurity) Journeyman TS/SCI At Period of Performance Start Date Logistician Senior Secret, TS/SCI At Period of Performance Start Date Logistician (Provisioning) Senior Secret At Period of Performance Start Date Logistician (Provisioning) Journeyman Secret At Period of Performance Start Date Logistician Junior Secret At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians (Signal) Journeyman TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians (Software/EO/IR) Senior TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians (High-band) Journeyman TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians (Low-band) Journeyman TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians (IMINT) Senior TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians (IMINT) Journeyman TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians Senior TS/SCI At Period of Performance Start Date Electrical and Electronic Engineering Technologists and Technicians Journeyman TS/SCI At Period of Performance Start Date

N0042125F3003 - FINAL Page 16 of 72 Network and Computer Systems Administrators (Software Systems Admin) Senior TS/SCI At Period of Performance Start Date Network and Computer Systems Administrators (Software Systems Admin) Journeyman TS/SCI At Period of Performance Start Date Network and Computer Systems Administrators Journeyman TS/SCI At Period of Performance Start Date Financial Analyst Senior Secret At Period of Performance Start Date Financial Analyst Journeyman Secret At Period of Performance Start Date Electrical Engineer Senior TS/SCI At Period of Performance Start Date Electrical Engineer Journeyman TS/SCI At Period of Performance Start Date Media Collections Specialist Journeyman Secret At Period of Performance Start Date Facilities Manager Senior Secret At Period of Performance Start Date Software Developers Senior TS/SCI At Period of Performance Start Date Software Developers Journeyman TS/SCI At Period of Performance Start Date Business Operation Specialist (Special Security Officer) Senior TS/SCI At Period of Performance Start Date Business Operation Specialist Senior TS/SCI At Period of Performance Start Date Business Operation Specialist Journeyman TS/SCI At Period of Performance Start Date Business Operation Specialist Junior Secret At Period of Performance Start Date     3.2.4 Information Security.  If the work is performed at the Contractor's facility, the Contractor shall implement and maintain security procedures and controls to prevent unauthorized disclosure of classified information and controlled unclassified information (CUI) and to control distribution of CUI in accordance with DoD 5220.22-M (NISPOM), and SECNAV M-5510.36.  If the work is performed at the Government's facility, the Contractor shall comply with facility instructions/guidance.   N0042125F3003 - FINAL Page 17 of 72 3.2.4.1 Marking:  All information generated by the Contractor shall be properly marked.  For Controlled Unclassifed Information (CUI) generated and/or provided under this contract shall be marked in accordance with DoDI 5200.48.  Technical information shall also be marked with appropriate Distribution Statements and Export Control warnings in accordance w DoDD 5230.24 and program Security Classification Guidance.   3.2.4.2 Public Release for Classified and Unclassified Information:  Any controlled information pertaining to this contract shall not be released for public dissemination, including pos to any social media sites such as Facebook or Twitter, unless it has been approved for public release by appropriate U.S. government authority.  Proposed public releases shall be submitted for approval prior to release PMA-290 for approval. NAVAIR Form 5720.10 must be completed and attached.   3.2.4.3 Loss, Compromise and/or Electronic Spillage of Classified or Controlled Unclassified Information:  All instances of loss, compromise and electronic spillage of classified or controlled unclassified information shall be reported to the COR, TPOC and Government Security Office within 24 hours of the incident occurring.   3.2.5 Operations Security (OPSEC):  The Contractor shall develop, implement, and maintain an OPSEC program to protect controlled unclassified and classified activities, information, equipment, and material used or developed by the Contractor and any subcontractor during performance of the contract.  The Contractor shall be responsible for the subcontractor implementation of the OPSEC requirements.  This program may include Information Assurance and Communications Security (COMSEC).  The OPSEC program shall be in accordanc with National Security Decision Directive (NSDD) 298, and at a minimum shall include:   a.       Assignment of responsibility for OPSEC direction and implementation. b.      Issuance of procedures and planning guidance for the use of OPSEC techniques to identify vulnerabilities and apply applicable countermeasures. c.       Establishment of OPSEC education and awareness training. d.      Provisions for management, annual review, and evaluation of OPSEC programs. e.       Flow down of OPSEC requirements to subcontractors when applicable.   While performing aboard NAVAIR or NAVAIR sites, the contractor shall comply with facility OPSEC program instructions and contribute to organization-level OPSEC efforts.  Include OPSEC as part of its ongoing security awareness program and take all required Agency training.  Be responsive to the Supporting OPSEC Manager on a non-interference basis.  Protect sensitive unclassified information and activities, which could compromise classified information or operations, or degrade the planning and execution of operations performed by the RO and contractor in support of the mission.   3.2.6 Anti-Terrorism Force Protection and Emergency Management:  The work performed on this contract is Emergency Essential in accordance with OPNAVINST 3440.17A and Government Emergency Management, Antiterrorism and/or Continuity of Operations Plans.  Contractor personnel shall comply with all Government Emergency Management, Antiterrorism and/or Continuity of Operations Plans and directives.  Contractor personnel shall report for work at Government facilities upon declaration of Force Protection Condition CHARLIE or in any event or emergency where Government officials direct curtailment of operations to “Mission Essential Only”.  All Contractor personnel assigned to a government facility shall complete annual Antiterrorism (Level One) and Active Shooter training.   3.3Requirements. Contractor shall provide experienced personnel with expertise in the fields of Tasking, Collection, Processing, Exploitation, and Dissemination (TCPED), Signal Analysis, Radio Frequency (RF), Beyond Line of Sight / Line of Sight Internet Protocol (IP) Networks, Military Radio Communications, software development and avionics / structural integration.   Contractor shall provide on-site and off-site technical and managerial support for ISR&T Platforms and Infrastructure, as well as squadron operations. Squadron support includes the embedding of Contractor personnel within the squadron. This support shall be comprised of program management, research and development, acquisition, administrative, financial, engineering, logistics, security, cybersecurity, information assurance, training, configuration management, and operational support. The contractor shall deliver in accordance with CDRL A001 and CDRL A002 a Cost Reporting and Monthly Status Report.   3.3.1 Research and Development (RDT&E)   3.3.1.1 RDT&E: ISR&T Platforms and Infrastructure   3.3.1.1.1 Contractor shall provide support services for ISR&T Platforms and Infrastructure systems development in subsurface and surface surveillance, search, detection, localization classification, attack, communications and Overseas Contingency Operations in support of the Navy’s manned and unmanned airborne ISR&T programs. Contractor shall provide supp services for the development of sensor systems to improve present and future airborne ISR&T capabilities. These services span the full scope of development, engineering, training an logistics disciplines in order to accommodate technology refresh of sensor suites, ongoing air vehicle integration and test, as well as aircraft service life management. Contractor shall provide support services for ISR&T Platforms and Infrastructure that provides rapid insertion of new capabilities including: improved communications, collection, and research capabilities. Contractor shall provide support services for the development of special mission equipment development packages. Contractor shall support Cybersecurity across the full range of classified and unclassified networks.   3.3.1.1.2 Contractor shall support ISR&T Platforms and Infrastructure development efforts to ensure they are fully interoperable and aligned with SM efforts. Tasking requires N0042125F3003 - FINAL Page 18 of 72 coordination with multiple program teams and other USG agencies. Coordination shall also facilitate the implementation of the ground-station elements for commonality, architecture compliance, training, configuration management, and interoperability. Contractor shall participate in risk reduction efforts that include requirements research, Concept of Operations (CONOPS) development, trade study research, specification development, system concept development, system architecture development, and threat research. Contractor shall suppor all system development activities, to include technical reviews and prototyping efforts. Contractor shall support ISR&T Platforms and Infrastructure to develop sensor suites for the ISR&T Platforms and Infrastructure to allow for critical manned and unmanned ISR&T capabilities to be provided to the Combatant Commanders (COCOMs) in support of global an theater related collection requirements.   3.3.1.1.3 Contractor shall support sensor development integration, and prototyping efforts aimed at technology demonstration and risk reduction. Development efforts are to ensure th the ISR&T Platforms and Infrastructure are fully interoperable and aligned with Navy Multi-INT capabilities.   3.3.1.1.4 Contractor shall provide support services for program management, systems engineering, acquisition logistics, training, configuration management, Budget, Cost Estimating, and Financial Management (BCFM), cybersecurity and security.   3.3.1.1.5 Contractor shall support the development of ISR&T Platforms and Infrastructure as a part of TCPED.   3.3.1.1.6 Contractor shall support the full range of developmental technology efforts as required by USG or DoD Military Intelligence Programs (MIP). Efforts include but are not lim to Minotaur MMS, MQL, shared Joint-USG TCPED development.   3.3.1.1.7 The Contractor shall participate in design reviews and may recommend requirements and design improvements, in conjunction with USG personnel.  The contractor shall de and/or review and comment on proposed engineering changes, waivers, deviations, and alterations for their impact on performance, reliability, maintainability, availability, quality, saf and life cycle cost.  Contractor shall perform cybersecurity, technical analyses, system engineering assessments, and planning / development for advanced airborne sensor systems.   3.3.1.1.8 The contractor shall support prototype hardware and provide configuration management, for cable assemblies in accordance with specifications. The Contractor shall assign numbers for all the top assembly items, as well as all the fabricated parts, cables schematics, in a standard, configuration management format. The drawing package shall consist of Bi materials, Bracket drawings, cable drawings, wiring diagram, and schematics.   3.3.1.1.9 The Contractor shall provide drawing packages in Defense Information Systems Agency (DISA) and industry standard format to the Government in hard and soft copy form The drawing package shall consist of bill of materials, structural drawings, cable drawings, wiring diagram, and schematics. The contractor shall accept and process data files in the Pro/Engineer, Solid Works, Solid Edge, IGES, and parasolid or STP 3-D file types, as well as the 2-D AutoCAD DWG/DXF file type.   3.3.1.2 RDT&E: Program Management Support   3.3.1.2.1 Contractor shall provide program management support for ISR&T Platforms and Infrastructure that includes planning and coordinating acquisition support among USG and commercial activities for research, development, test, and evaluation programs. Overall scope of these tasks includes review of planning and technical documentation, preparation of procurement packages, preparation of training materials, evaluation of production and installation proposals, preparation, and coordination of program schedules and plans and related budgetary data.  Contractor shall assist in developing supporting documentation for management meetings ranging from team meetings, risk management meetings, configuration management meetings, program reviews, Overarching Integrated Product Teams (OIPTs) reviews, and Defense Acquisition Board (DAB) reviews. Contractor shall participate, in an advisory role, on technical evaluations, or other program reviews as deemed appropriate by the USG.     3.3.1.2.2 Contractor shall provide support services for program management, systems and cybersecurity engineering, acquisition logistics, training, configuration management, and BCFM. As a result of these activities,   3.3.1.2.3 Contractor shall provide support services for:   a.     Technology research, analysis, and evaluation to formulate potential engineering solutions to Operational Situations and Tactical Situations and system requirements. b.     Identification of and evaluation of opportunities to leverage from mature capabilities and other government investments. c.     Coordination with joint services in technology development, and participation in system-related conferences and technology working groups. d.    Development and analysis of technical specifications, hardware design, and software design. e.     Research, analysis, and evaluation of technical proposals as deemed appropriate by the Government. f.     Development of cost and schedule estimates based on Systems Engineering principles and DoD policies. g.     Development of technical data and documentation for hardware and software design system engineering efforts. h.     Development and program management of ISR&T Platforms and Infrastructure directed training systems and related training products. i.      Development of program management, systems engineering, acquisition and sustainment logistics, training materials, and BCFM documentation requirements. N0042125F3003 - FINAL Page 19 of 72 j.      Support Government personnel in development of statutory and regulatory documentation. k.     Development of documentation in support of the Navy’s Requirements.  l.      Development of documentation to support technical, acquisition, and program management reviews. m.    Administrative support for program management, systems engineering, acquisition logistics, training, configuration management, and BCFM activities. n.     Data management for all program data items, including vendor deliverables.   3.3.1.3 RDT&E: Acquisition Reviews   3.3.1.3.1 Contractor shall contribute to the formulation of technical reviews, evaluations, and meetings by providing evaluations, recommendations, reports, presentations, meeting agenda, meeting minutes and administrative support. The following are examples of reviews and meetings shall be supported in associated with standard DoD 5000 acquisition as wel the Adaptive Acquisition Framework. (AAF):   Systems Requirements Reviews Prototyping Evaluation Reviews Capability Development Reviews Milestone Reviews Alternative Systems Reviews Technology Readiness Assessments System Design Specification Reviews Integrated Baseline Reviews Requirements/Acquisition Two-Pass Reviews Engineering Team Evaluations System Functional Reviews System and Subsystem Design Reviews Pre-Integrated Baseline Reviews Technical Interchange Meetings (TIM) Acquisition Reviews, conferences, and meetings Program Management Reviews (weekly, monthly, quarterly, and annually) Preliminary / Critical Design Reviews Ad hoc Technical and Programmatic Reviews Design Readiness Reviews Software Specification Reviews   3.3.1.4 RDT&E: Acquisition Documentation   3.3.1.4.1 Contractor shall contribute to the formulation of acquisition documentation by providing evaluations, recommendations, reports, and presentations. The following acquisition documentation shall be supported:   Technology Development Strategies Acquisition Phase Exit Criteria Systems Engineering Plans Market Research Analysis of Alternative Plans Risk Assessments Test and Evaluation Strategy Product Support Package Programmatic Environment, Safety and Occupational Health (PESHE) Test Reports National Environmental Policy Act (NEPA) Compliance Schedules Procurement Initiation Documents Program Protection Plan Acquisition Strategy Report

N0042125F3003 - FINAL Page 20 of 72 Information Support Plan Acquisition Plan Cost and Manpower Estimate Technical Plans, Analyses, and Reports System Threat Assessment Acquisition logistics Plans, Analyses, and Reports Capability Development Document or Capability Needs Statement Business, Cost Estimating and Financial Management Documentation Capability Production Document Program Management Plans, Analyses, and Reports Clinger-Cohen Compliance Documentation Ad-hoc Plans, Reports, Briefings, Presentations, and other program documentation CONOPS Requirements Memorandums Cybersecurity Strategy Industrial Capabilities Analysis Acquisition Program Baseline Life Cycle Cost Estimate Economic Analyses Test and Evaluation Master Plan Live Fire Test and Evaluation Waiver and Plan Training System Plan Spectrum Certification Compliance Integrated Master Schedules   3.3.1.5 RDT&E: Systems Engineering - Requirements, Research and Development   3.3.1.5.1 Contractor shall provide support services to the Research and Development process that takes all inputs from relevant stakeholders and translates the inputs into technical requirements for ISR&T Platforms and Infrastructure. Contractor shall respond to the Joint Capabilities Integration and Development System (JCIDS) documents that identify capabil gaps in need of a material solution by developing documentation, reports, and presentations. Contractor shall work with the sponsoring activities to formulate recommendations in establishing and refining operational needs, attributes, performance parameters, and constraints that flow from JCIDS-described capabilities, and ensure that all relevant requirements addressed. Contractor shall provide documentation that addresses performance parameter objectives and thresholds that include affordability, scheduling and technical constraints.    3.3.1.5.2 Contractor shall perform systems engineering evaluations of the technical requirements, derived technical requirements, and solution-specified requirements for the ISR&T Platforms and Infrastructure, sub-systems and related training systems as defined in the performance specifications. Contractor shall measure technical progress and the effectiveness various technical plans and requirements and monitor progress against those plans and provide reports, documentation, and presentations of findings. Contractor shall prepare Performance Work Statement (PWS) and Statements of Objectives (SOOs) that incorporate the results of these evaluations. Contractor shall provide recommendations based on system engineering; as input to system and subsystem specification and drawing development and specification reviews. Contractor shall maintain data management of performance specifications, interface control documents, design documents, interface requirements documents and other technical data and documentation. Contractor shall provide recommendatio based on the evaluation of the technical guidance. Contractor shall provide technical and program management evaluations of Prime Contractors and Subsystem Contractors technical proposals related to the technology areas. Contractor shall provide technical support to the development and tracking of ISR&T Platforms and Infrastructure technology insertion plan ensure Capability Development Document (CDD) technical requirements, derived technical requirements, and solution-specified requirements are identified and adhere to the Integrat Master Schedule (IMS).   3.3.1.6 RDT&E: Acquisition Logistics   3.3.1.6.1 Contractor shall provide the research required to create recommendations for the IPT in designing for optimal System Operational Effectiveness (SOE), balancing System Effectiveness, and Life-Cycle Cost. Contractor shall evaluate reliability, supportability and maintainability of prime mission systems, subsystems, and equipment to optimize mission capability. Contractor shall provide the research required to generate recommendations for the IPT in influencing early design and architecture and focusing on the supportability outp Contract shall provide research required to generate recommendations for the IPT in developing supportability strategies that improve reliability, reduce the logistics footprint and redu life-cycle cost. Contractor shall provide research required to generate recommendations to the IPT in developing a product support strategy that defines the supportability planning, evaluation, training systems requirements, related courseware requirements and trade-offs conducted to determine the optimum support concept for a material system and strategies fo continuous affordability improvement throughout the product life cycle. Contractor shall document findings and recommendations in acquisition documentation such as reports, schedules, and presentations. Contractor shall support the squadrons with on-site logistics to manage the array of systems that will remain under interim support plans for the remainde of the aircraft life cycle. Contractor shall support the squadrons with on-site prototype maintenance engineering support and remote contractor engineering technical services to levera new technologies and facilitate rapid integration of new technologies.  The Contractor shall provide squadron maintenance personnel initial maintenance training for prototype capabilities installed.  The Contractor shall develop maintenance procedures and provide them to the squadron through the Interactive Electronic Technical Manuals (IETMs) for N0042125F3003 - FINAL Page 21 of 72 prototyped systems installed.  The Contractor shall provide squadron aircrew personnel with operator training for prototype capabilities installed. The Contractor shall develop operato procedures for prototyped systems installed.   3.3.1.6.2 Contractor shall provide the research and development required to generate recommendations to assist the Program Manager in Configuration Management (CM) that includ Configuration Identification, Configuration Change Management, Configuration Status Accounting, and Configuration Verification and Audit. Contractor shall provide the research an development required to generate recommendations to assist the Program Manager in establishing a change management process to facilitate the insertion of planned new technology. Contractor shall establish and maintain a management system to control the inventory of Government Furnished Property (GFP), Government Furnished Equipment (GFE), and Government Furnished Information (GFI). Contractor shall generate Interactive Electronic Technical Manuals (IETMs), NATOPS, NATIP, interim publications, and training; provide reviews and comments on all documentation generated by the program office.   3.3.1.7 RDT&E: Budget, Costing, and Financial Management   3.3.1.7.1 Contractor shall generate documentation used in the Planning, Programming, and Execution (PPBE) process. Contractor shall provide assistance in preparation, submission a justification of appropriation, manpower, and other resource budget and provide resource reports and analyses. Contractor shall contribute to budget formulation, prepare funding documents, and monitor and report expenditures. Contractor shall assess the ability of current and planned programs to execute within cost and schedule constraints. Contractor shall identify issues, risks and changes required to improve program execution. Contractor shall participate in an advisory role, on programmatic, systems engineering, and acquisition logistics, acquisition planning reviews. Contractor shall provide BCFM inputs to programmatic, systems engineering, and acquisition logistics documentation.   3.3.2 Aircraft Procurement, Navy (APN)   3.3.2.1 APN: Production and Deployment   3.3.2.1.1 Contractor shall identify solutions and provide recommendations related to the procurement, manufacturing, installation, deployment, training, and support of Kit production systems and planned mission systems obsolescence for ISR&T Platforms and Infrastructure. Contractor shall perform Non-Recurring Engineering (NRE) to identify solutions and produce recommendations related to the procurement, manufacturing, installation, training, and maintenance of sustainment kits. Contractor shall perform NRE to identify solutions an provide recommendations related to the procurement, manufacturing, training and installation of a readiness improvement to high cost maintenance and readiness degrader items. Contractor shall perform NRE to identify solutions and provide recommendations related to the procurement, training and installation of P-8 R&D kits to respond to emerging threats. Contractor shall support Cybersecurity across the full range of networked systems on the ISR&T Platforms and Infrastructure.   3.3.2.1.2 Contractor shall review, analyze, and make recommendations for ISR&T Platform integration efforts to ensure they are fully interoperable and aligned with Maritime Patrol Reconnaissance Aircraft (MPRA) systems and UAS platforms. Effort shall require coordination with multiple program teams and other USG agencies. Coordination is required to facilitate the implementation and integration of GSS elements for commonality and architecture compliance. The production and integration effort include system integration to ensure that production systems may be assessed and authorized for operation on classified networks. This effort is aimed at supporting all phases of integration and production related to the integration of special mission system capabilities across the full range of ISR&T Platforms and Infrastructure. Contractor shall participate in Production Readiness Reviews (PRR), specification compliance, system assessment and certification, and system architecture compliance to ensure that production systems meet the full range of interoperability requiremen Contractor shall also review, analyze, and make recommendations on all system integration activities, to include quick reaction capability incorporation on ISR&T Platforms and Infrastructure under the various P-8A R&D programs that support rapid fielding of emergent technologies.   3.3.2.1.3 The contractor shall support in-service aircraft, ground stations and infrastructure and laboratory modifications for the installation of production special mission equipment.  This includes producing engineering drawings, associated parts lists and the procurement of material to be used in the fabrication of kits necessary to install production hardware and a required training or operational manuals.  The Contractor shall assign part numbers for all the top assembly items, as well as all the fabricated parts, cables schematics, in a standard, configuration management format. The drawing package shall consist of bill of materials, bracket drawings, cable drawings, wiring diagram, schematics, and operational manual.   3.3.2.1.4 Contractor shall provide support services for program management, systems and cybersecurity engineering, acquisition logistics, training, security, financial planning and execution. Contractor shall perform financial analyses on project requirements to support aircraft modification efforts and provide recommendations on various procurement strategies support the implementation of these systems/capabilities, their potential return on investment, and associated risk to the project. The contractor shall provide financial services to inclu supporting planning, financial analysis, and cost-trade-off assessments. Contractor shall produce meeting agendas, meeting minutes, acquisition support documentation, presentation materials, and support documentation to include findings, plans, recommendations, reports, schedules, status and specifications.   3.3.2.2 APN: Program Management Support   3.3.2.2.1 Contractor shall provide program management support for ISR&T Platforms and Infrastructure that includes planning and coordinating acquisition support among USG and commercial activities to support product and aircraft modifications. Overall scope of these tasks includes review of planning and technical documentation, preparation of procurement packages, preparation of training materials, evaluation of production and installation proposals, preparation and coordination of program plans and schedules and related budgetary da Contractor shall generate documentation for management meetings ranging from team meetings, risk management meetings, program reviews, configuration management meetings, a other acquisition reviews. Contractor shall participate, in an advisory role, on technical evaluations, or other program reviews as required.     3.3.2.2.2 Contractor shall provide support services for program management, systems engineering, acquisition logistics, training, configuration management and financial managemen and execution. Participation shall include but is not limited to, activities such as: N0042125F3003 - FINAL Page 22 of 72 a.   Generation of program management, systems engineering, acquisition and sustainment logistics, training materials, and financial documentation requirements. b.   Generation of documentation to support technical, acquisition, and program management reviews, TIMs and team meetings. c.   Support Government personnel in generation of acquisition statutory and regulatory documentation. d.   Administrative support for program management, systems engineering, evaluation, acquisition logistics, training, configuration management, and financial activities. e.   Generation of documentation to support training systems and related training products. f.    Participation in program management, systems engineering, acquisition logistics, and financial documentation requirements meetings, technical working groups and conferences g.   Participate with other IPTs within the Program Office and other organizations to articulate the Program Office efforts and interests.    3.3.2.3 APN: Acquisition Reviews   3.3.2.3.1 Contractor shall support technical reviews, evaluations, and meetings by providing analyses, evaluations, recommendations, reports, presentations, meeting agenda, meeting minutes and administrative support. The following are examples of reviews and meetings shall be supported in associated with standard DoD 5000 acquisition as well as the Adaptive Acquisition Framework. (AAF):   Engineering Team Evaluations Requirements/Acquisition Two-Pass/Six Gate Reviews Full-Rate Production Decision Review Systems Engineering Technical Reviews Integrated Baseline Review System Verification Review Milestone Reviews Technology Readiness Assessment Operational Test Readiness Review Test Readiness Review Physical/Functional Configuration Audit Ad hoc Programmatic, Technical, Logistics, and Financial Reviews Post Deployment Performance Review   Production Readiness Review     3.3.2.4 APN: Acquisition Documentation   3.3.2.4.1 Contractor shall support and generate acquisition documentation by providing analyses, evaluations, recommendations, reports, and presentations. The following acquisition documentation shall be supported:   Acquisition Plan Insensitive Munitions Acquisition Decision Memorandum Manpower Estimate & Manpower Estimate Report Acquisition Program Baseline Market Research Acquisition Strategy Operational Test Agency Report Affordability Assessment PESHE/NEPA Analysis of Alternatives Program Life Cycle Cost Estimate Arms Control Compliance Assessment Program Protection Plan Benefit Analysis and Determination Registration of Mission Critical & Mission Essential Information Systems Capability Production Document Risk Assessment Certification of Compliance with the Financial Management Enterprise Architecture Selected Acquisition Report Clinger-Cohen Act (CCA) Compliance Spectrum Certification Competition Analysis Systems Engineering Plan Consideration of Technology Issues System Threat Assessment / CAPSTONE Threat Assessment Contractor Cost Data Report Technology Development Strategy Cooperative Opportunities Technology Readiness Assessment Core Logistics Analysis / Source of Repair Analysis Test Reports Cost Analysis Requirements Document (CARD) Test and Evaluation Master Plan Development, Test & Evaluation Report Training System Plan Exit Criteria Acquisition logistics Plans, Analyses, and Reports Economic Analysis Business, Cost Estimating and Financial Management Documentation Industrial Capabilities Analysis Program Management Plans, Analyses, and Reports N0042125F3003 - FINAL Page 23 of 72 Cybersecurity Strategy Ad-hoc Plans, Reports, Briefings, Presentations, and other program documentation Information Support Plan     3.3.2.5 APN: Systems Engineering   3.3.2.5.1 Contractor shall generate plans to build, modify, verify and test proposed solutions to deficiencies for ISR&T Platforms and Infrastructure. Through the employment of Syste Engineering processes, Contractor shall recommend solutions that may result in hardware/software specification changes. Contractor shall generate modification and implementation plans considering system cost, schedule and performance. Contractor shall support the verification and validation of proposed solutions.   3.3.2.5.2 Contractor shall translate deficiency solutions to appropriate hardware/software or specification changes to both mission systems and related training systems. Contractor sha create, modify, incorporate, and verify modifications in accordance with an approved plan. Contractor shall identify cost, schedule, and performance impacts when addressing deficien solutions.   3.3.2.5.3 Contractor shall verify and test proposed solutions to the system deficiencies. This process may require the spectrum from laboratory through full operational system testing. Contractor may have to repeat these tests, analyze and fix activities in order to resolve deficiencies or further improve the system solution. Contractor shall incorporate these approved changes into the final production configuration baseline.   3.3.2.5.4 Contractor shall provide systems integration engineering support to include the creation of detailed drawings, drawing reviews, correction/amendment of drawings, review o vehicle modification technical data packages. Contractor shall provide engineering integration support that includes the ability to conduct “hands-on” testing and troubleshooting of installed systems.     3.3.2.5.5 Contractor shall support field installations of USG and commercial modifications. Contractor shall provide electrical and mechanical design support of USG and commercial modifications. Contractor shall support structural and reliability and maintainability analyses.    3.3.2.5.6 To accomplish these tasks, Contractor shall evaluate data, formulate solutions and generate drawings, manuals, procedures, recommendations, and documentation.   3.3.2.6 APN: Logistics Support   3.3.2.6.1 Contractor shall identify solutions required for ISR&T Platforms and Infrastructure to support life-cycle logistics planning, implementation, and management of comprehens affordable, and effective systems support strategies. Contractor shall provide the solutions required to ensure that support strategies meet goals for operational effectiveness, optimum readiness, and the facilitation of iterative technology enhancements. Contractor shall identify solutions required to justify support strategy. Examples of these initiatives include but ar not limited to: managing performance agreements, integrating support strategies, and employing diagnostics, prognostics, and logistics supply chain management approaches to achiev operational effectiveness, system affordability, and reduced logistics footprint. Contractor shall support squadrons with on-site logistics support to manage systems that will remain un interim support plans for the remainder of the aircraft life cycle.  Contractor shall support the squadrons with on-site logistics and engineering support and remote contractor engineeri technical services to leverage new technologies and facilitate rapid integration of new technologies.  The Contractor shall provide squadron maintenance personnel initial maintenance training for integrated capabilities installed.  The Contractor shall produce maintenance procedures and provide them to the squadron through the Interactive Electronic Technical Manuals (IETMs) for integrated systems installed.  The Contractor shall provide squadron aircrew personnel with operator training for integrated capabilities installed. The Contractor shall produce operator procedures for integrated systems installed.   3.3.2.6.2 Contractor shall evaluate, formulate, recommend and monitor establishment of product support that includes the logistics support functions necessary to maintain the readine sustainment, and operational capability of system and subsystems. Contractor shall identify solutions required to assist the IPT in the application of Modular Open Systems Approach interoperability, maintainability, and compatibility when generating the support strategies and follow-on logistics planning for sustainment. Contractor shall identify solutions to assist IPT in data management that includes the process of applying policies, systems and procedures for identification and control of data requirements; timely and economical acquisition o such data; assuring the adequacy of data; access, distribution or communication of the data to the point of use; analysis of data use.    3.3.2.6.3 Contractor shall identify solutions to assist the IPT in formulating serialized item management initiatives to identify populations of select items (parts, components, and end items), to mark all items in the population with a universally Unique Item Identifier, and to enable the generation, collection and examination of maintenance data about each specific item. Contractor shall identify solutions to assist the Program Manager in CM that includes: Configuration Identification, Configuration Change Management, Configuration Status Accounting, and Configuration Verification and Audit. Contractor shall identify solutions in establishing a change management process to facilitate the insertion of planned new technology.  Contractor shall consider all related impacts to mission systems and related training systems as it pertains to key logistics elements.  Contractor shall identify Diminishing Manufacturing Sources and Material Shortages (DMSMS) in the life cycle of a product. Contractor shall provide the research and analysis required to produce recommendations to as the Program Manager in formulation and implementation of a logistics and acquisition strategy. Contractor shall establish and maintain a management system to control the inventory GFP, GFE, and GFI.   3.3.3 Other Procurement, Navy (OPN)

N0042125F3003 - FINAL Page 24 of 72 3.3.3.1 OPN: Production and Deployment   3.3.3.1.1 Contractor shall identify solutions and provide recommendations related to the procurement, modernization, manufacturing, installation, deployment, training, and support o Kit production systems and planned naval-force mission systems obsolescence for ISR&T Platforms and Infrastructure. Contractor shall perform NRE to identify solutions and produc recommendations related to the procurement, modernization, manufacturing, installation, training, and maintenance of sustainment kits that will improve fatigue life by replacing structural components. Contractor shall perform NRE to identify solutions and provide recommendations related to the procurement, modernization, manufacturing, training and installation of a readiness improvement to high cost maintenance and readiness degrader items. Contractor shall perform NRE to identify solutions and provide recommendations relat to the procurement, modernization, training and installation of kits to respond to emerging threats. Contractor shall support Cybersecurity across the full range of networked systems o the ISR&T Platforms and Infrastructure.   3.3.3.1.2 Contractor shall review, analyze, and make recommendations for ISR&T Platforms and Infrastructure production and integration efforts to ensure they are fully interoperable and aligned with Maritime Patrol and Reconnaissance Aircraft (MPRA) systems and UAS platforms. Effort shall require coordination with multiple program teams and other USG agencies. Coordination is required to facilitate the implementation and integration of GSS elements for commonality and architecture compliance. The production and integration effo include system integration to ensure that production systems may be assessed and authorized for operation on classified networks. This effort is aimed at supporting all phases of integration and production related to the integration of special mission system capabilities across the full range of ISR&T Platforms and Infrastructure. Contractor shall participate in Production Readiness Reviews (PRR), specification compliance, system assessment and certification, and system architecture compliance to ensure that production systems meet the f range of interoperability requirements. Contractor shall also review, analyze, and make recommendations on all system integration activities, to include quick reaction capability incorporation on ISR&T Platforms and Infrastructure under the various programs that support rapid fielding of emergent technologies.   3.3.3.1.3 The contractor shall support in-service ground stations, infrastructure, and laboratory modifications for the installation of production special mission equipment.  This includ producing engineering drawings, associated parts lists and the procurement of material to be used in the fabrication of kits necessary to install production hardware and any required training or operational manuals.  The Contractor shall assign part numbers for all the top assembly items, as well as all the fabricated parts, cables schematics, in a standard, configura management format. The drawing package shall consist of bill of materials, bracket drawings, cable drawings, wiring diagram, schematics, and operational manual.   3.3.3.1.4 Contractor shall provide support services for program management, systems and cybersecurity engineering, acquisition logistics, training, BCFM, and security. Contractor sh produce meeting agendas, meeting minutes, acquisition support documentation, presentation materials, and support documentation to include findings, plans, recommendations, repor schedules, status and specifications.   3.3.3.2 OPN: Program Management Support   3.3.3.2.1 Contractor shall provide program management support for ISR&T Platforms and Infrastructure that includes planning and coordinating acquisition support among USG and commercial activities. Overall scope of these tasks includes review of planning and technical documentation, preparation of procurement packages, preparation of training materials, evaluation of production and installation proposals, preparation and coordination of program plans and schedules and related budgetary data. Contractor shall generate documentation management meetings ranging from team meetings, risk management meetings, program reviews, configuration management meetings, and other acquisition reviews. Contractor shal participate, in an advisory role, on technical evaluations, or other program reviews as required.     3.3.3.2.2 Contractor shall provide support services for program management, systems engineering, acquisition logistics, training, configuration management, and BCFM. Participation shall include but not limited to, activities such as: a.   Generation of program management, systems engineering, acquisition and sustainment logistics, training materials, and BCFM documentation requirements. b.   Generation of documentation to support technical, acquisition, and program management reviews, TIMs and team meetings. c.   Support Government personnel in the generation of acquisition statutory and regulatory documentation. d.   Administrative support for program management, systems engineering, evaluation, acquisition logistics, training, configuration management, and BCFM activities. e.   Generation of documentation to support training systems and related training products. f.    Participation in program management, systems engineering, acquisition logistics, and BCFM documentation requirements meetings, technical working groups and conferences. g.   Participate with other IPTs within the Program Office and other organizations to articulate the Program Office efforts and interests.  This support includes OPNAV, Operations T Evaluation Force (COMOPTEVFOR), Office of the Secretary of Defense (OSD), Naval Aviation Depots (NAVAVNDEPOT), National Interoperability Tactical Office (NTIO), N Warfare Centers (NAWC), Naval Surface Warfare Center (NSWC), Naval Research Laboratory (NRL), Airborne Overhead Cooperative Operations (AOCO), PEO locations, as corresponding offices in other services. 3.3.3.3 OPN: Systems Engineering   3.3.3.3.1 Contractor shall generate plans to build, modify, verify and test proposed solutions to deficiencies for ISR&T Platforms and Infrastructure. Through the employment of Syste Engineering processes, Contractor shall recommend solutions that may result in hardware/software specification changes. Contractor shall generate modification and implementation plans considering system cost, schedule and performance. Contractor shall support the verification and validation of proposed solutions.   3.3.3.3.2 Contractor shall translate deficiency solutions to appropriate hardware/software or specification changes to both mission systems and related training systems. Contractor sha create, modify, incorporate, and verify modifications in accordance with an approved plan. Contractor shall identify cost, schedule, and performance impacts when addressing deficien solutions. N0042125F3003 - FINAL Page 25 of 72   3.3.3.3.3 Contractor shall verify and test proposed solutions to the system deficiencies. This process may require the spectrum from laboratory through full operational system testing. Contractor may have to repeat these tests, analyze and fix activities in order to resolve deficiencies or further improve the system solution. Contractor shall incorporate these approved changes into the final production configuration baseline.   3.3.3.3.4 Contractor shall provide systems integration engineering support to include the creation of detailed drawings, drawing reviews, correction/amendment of drawings, review o vehicle modification technical data packages. Contractor shall provide engineering integration support that includes the ability to conduct “hands-on” testing and troubleshooting of installed systems.     3.3.3.3.5 Contractor shall support field installations of USG and commercial modifications. Contractor shall provide electrical and mechanical design support of USG and commercial modifications. Contractor shall support structural and reliability and maintainability analyses.    3.3.3.3.6 To accomplish these tasks, Contractor shall evaluate data, formulate solutions and generate drawings, manuals, procedures, recommendations, and documentation.   3.3.3.4 OPN: Logistics Support   3.3.3.4.1 Contractor shall identify solutions required for ISR&T Platforms and Infrastructure to support integrated life-cycle logistics planning, implementation, and management of comprehensive, affordable, and effective systems support strategies. Contractor shall provide the solutions required to ensure that support strategies meet goals for operational effectiveness, optimum readiness, and the facilitation of iterative technology enhancements. Contractor shall identify solutions required to justify support strategy. Examples of these initiatives include but are not limited to: managing performance agreements, integrating support strategies, and employing diagnostics, prognostics, and logistics supply chain management approaches to achieve operational effectiveness, system affordability, and reduced logistics footprint. Contractor shall support squadrons with on-site logistics support to manage systems that will remain under interim support plans for the remainder of the aircraft life cycle.  Contractor shall support the squadrons with on-site logistics and engineering support and remote contractor engineering technical services to leverage new technologies and facilitate rapid integration of new technologies.   3.3.3.4.2 Contractor shall evaluate, formulate, recommend and monitor establishment of product support that includes the logistics support functions necessary to maintain the readine sustainment, and operational capability of system and subsystems. Contractor shall identify solutions required to assist the IPT in the application of Modular Open Systems Approach interoperability, maintainability, and compatibility when generating the support strategies and follow-on logistics planning for sustainment. Contractor shall identify solutions to assist IPT in data management that includes the process of applying policies, systems and procedures for identification and control of data requirements; timely and economical acquisition o such data; assuring the adequacy of data; access, distribution or communication of the data to the point of use; analysis of data use.    3.3.3.4.3 Contractor shall identify solutions to assist the IPT in formulating serialized item management initiatives to identify populations of select items (parts, components, and end items), to mark all items in the population with a universally Unique Item Identifier, and to enable the generation, collection and examination of maintenance data about each specific item. Contractor shall identify solutions to assist the Program Manager in CM that includes: Configuration Identification, Configuration Change Management, Configuration Status Accounting, and Configuration Verification and Audit. Contractor shall identify solutions in establishing a change management process to facilitate the insertion of planned new technology.  Contractor shall consider all related impacts to mission systems and related training systems as it pertains to key logistics elements.  Contractor shall identify Diminishing Manufacturing Sources and Material Shortages (DMSMS) in the life cycle of a product. Contractor shall provide the research and analysis required to produce recommendations to as the Program Manager in formulation and implementation of a logistics and acquisition strategy. Contractor shall establish and maintain a management system to control the inventory GFP, GFE, and GFI.   3.3.4 Operations and Maintenance, Navy (O&MN)   3.3.4.1 O&MN: Operations and Support Phase   3.3.4.1.1 The objective of this phase is the execution of a support program that meets operational support performance requirements and sustains the systems in the most cost-effective manner over the total acquisition life cycle. Contractor shall support Cybersecurity across the full range of classified and unclassified networks on the ISR&T Platforms and Infrastruc aircraft to ensure these networks continue to meet USG requirements for network protection. Personnel executing this function shall meet DoD 8570.01-M certification requirements t serve in these Cybersecurity roles.   3.3.4.1.2 The contractor shall support in-service aircraft, ground stations and infrastructure modifications for the installation/modification of fielded special mission equipment includi repair or refurbishment of fielded systems to ensure that the mission system fulfills its life cycle requirements.  This includes updating engineering drawings and associated parts lists well as the procurement of material to be used in the fabrication of kits necessary to install and/or repair fielded hardware in special mission aircraft.  The Contractor shall assign part numbers for all the top assembly items, as well as all the fabricated parts, cables schematics, in a standard, configuration management format. The drawing package shall consist of bil materials, bracket drawings, cable drawings, wiring diagram, and schematics.   3.3.4.1.3 Contractor shall provide support services for program management, systems and cybersecurity engineering, acquisition logistics, training, configuration management, BCFM and security. Contractor shall produce meeting agendas, meeting minutes, acquisition support documentation, presentation materials, and support documentation to include findings, plans, recommendations, reports, schedules, training materials, status and specifications.   N0042125F3003 - FINAL Page 26 of 72 Acquisition logistics Plans, Analyses, and Reports Electronic Warfare Test and Evaluation Report Ad-hoc Plans, Reports, Briefings, Presentations, and other program documentation Program Deviation Report Business, Cost Estimating and Financial Management Documentation Program Management Plans, Analyses, and Reports Contractor Cost Data Report Systems Engineering Technical Reports 3.3.4.2 O&MN: Project Management Support   3.3.4.2.1 Contractor shall provide project management support that includes planning and coordinating acquisition support among Government and commercial activities for procurem programs. Overall scope of these tasks includes monitoring of acquisition planning and technical documentation, preparation of procurement packages, preparation of training materia evaluation of production and installation proposals, preparation and coordination of program schedules and related budgetary data, and monitoring and tracking of CDRLs. Developm and project management of directed training systems and related training products. Contractor shall assist in maintaining supporting documentation for management meetings ranging from team meetings, risk management meetings, program reviews, configuration management meetings, OIPTs reviews, and DAB reviews. Contractor shall participate, in an advisory role, on technical evaluations, or other program reviews.   3.3.4.4 O&MN: Acquisition Documentation   3.3.4.4.1 Contractor shall contribute to the formulation of acquisition documentation by providing analyses, evaluations, recommendations, reports, and presentations. The following acquisition documentation shall be supported:           3.3.4.5 O&MN: Systems Engineering 3.3.4.5.1 During the Sustainment effort of the Operations and Support Phase, Contractor shall support in-service reviews and trade studies on modifications, upgrades, and future increments of systems and subsystems related to ISR&T Platforms and Infrastructure. Contractor shall consider the following factors in reviewing support structures and performing tr studies: interoperability or technology improvements, parts or manufacturing obsolescence, aging aircraft (or system) issues, premature failures, changes in fuel or lubricants, training systems related impacts and Joint or service commonality.   3.3.4.5.2 Contractor shall perform supportability assessments on fielded systems that would enhance weapon system operational effectiveness.  As part of the supportability assessmen Contractor shall collect and monitor service use data, user feedback, failure reports, discrepancy reports, PESHE, and the Systems Engineering Plan (SEP) and analyze the data to iden root causes and potential solutions. Based on the Supportability Assessment, Contractor shall formulate corrective action plans and support the implementation and fielding of modifications and upgrades. Contractor shall plan, prepare, track, and review Engineering Change Proposals (ECP), Configuration Control Board Documentation (CCBD), Rapid Acquisition Maintenance Engineering Changes (RAMEC) and other Technical Data Packages (TDP) required for modifications to fielded systems. Contractor shall support periodic In-Service Reviews (I-SR) to monitor in-service health, operational system risk, system readiness, costs, trends, aging equipment and out of production issues.   3.3.4.5.3 During the Demilitarization and Disposal effort, Contractor shall analyze material demilitarization and disposal requirements. Contractor shall coordinate with DoD Compon Logistics activities and the Defense Logistics Agency (DLA), as appropriate, to identify and apply applicable demilitarization requirements necessary to eliminate the functional or military capabilities of assets.    3.3.4.6 O&MN: Logistics Support   3.3.4.6.1 Contractor shall provide logistics support for Systems Engineering supportability assessments. Contractor shall assist in Post Deployment Reviews (PDR) and periodic assessments of system support strategies comparing actual versus expected levels of performance and support. Contractor shall identify improvements to the product support strategy t increase weapon system availability while reducing life-cycle costs and logistics footprint. Contractor shall perform Maintenance Plan Analysis to identify readiness degraders, maintenance data, maintenance program implementation and industrial coordination. Contractor shall track Performance-Based Agreements to identify product support assessments an improvements by comparing expectations against actual performance data. Contractor shall update system sustainment improvements by identifying opportunities to re-balance logisti resources and decreasing repair cycle times through Continuous Process Improvements tools and methodologies. Contractor shall support training systems related impacts incident to ECP development as a key part of the basic logistics elements. Contractor shall support Program Assessments that evaluate supportability, logistics readiness, and sustainment plannin determine the sufficiency of a program’s overall product support and sustainment planning prior to acquisition milestones and major decisions. Contractor shall participate in activities enhance, measure, track, improve, and control DMSMS. Contractor shall support the squadrons with on-site logistics support to maintain the array of systems that will remain under interim support plans for the remainder of the aircraft life cycle. Contractor shall support the squadrons with on-site maintenance engineering and remote contractor engineering techn services to leverage new technologies and facilitate rapid integration of new technologies as a means of tracking obsolescence.   3.3.4.7 O&MN: Budget, Cost, and Financial Management (BCFM)   3.3.4.7.1 Contractor shall generate documentation used in the PPBE process. Contractor shall provide assistance in preparation, submission and justification of appropriation, manpow and other resource budget and provide resource reports. Contractor shall contribute to budget formulation, prepare funding documents, and monitor and report expenditures. Contracto shall assess the ability of current and planned programs to execute within cost and schedule constraints. Contractor shall identify issues, risks and changes required to improve program execution. Contractor shall provide Earned Value Management (EVM) assessments of the prime contractor’s Cost Performance Report on a monthly basis. Contractor shall participate an advisory role, on programmatic, systems engineering, and acquisition logistics planning reviews. Contractor shall provide BCFM inputs to programmatic, systems engineering, and acquisition logistics documentation. N0042125F3003 - FINAL Page 27 of 72   3.3.4.8 O&MN: Fleet Response   3.3.4.8.1 Contractor shall provide system life cycle management and support. Contractor shall support overarching fleet requirements e.g. attending and participating in sustainment meetings, Team Meetings, TIMs, etc. Contractor shall coordinate with user groups to define fleet requirements, identify factors that affect Ready for Tasking (RFT) rates, and identify high-cost failures in relation to RFT rates. Contractor shall coordinate with field activities to maintain database and current awareness of software and hardware readiness issues. Contractor shall assist in generation of program budgets, schedules and related presentations, monitor effectiveness of current and planned programs, identify risks and problems and identify changes required to improve program execution.   3.3.4.9 O&MN: Security Information Assurance & Tools (SIT)   3.3.4.9.1 Contractor shall support SIT activities to include maintaining software support laboratories, acquiring materials to maintain software labs, maintaining Defense Security Serv (DSS), Department of Defense (DoD), Department of Navy (DoN), and Intelligence Community (IC) Cybersecurity mandates, purchasing licenses to maintain software systems, and maintaining System Security Plan (SSP) certifications.   3.3.4.10 O&MN: Product Improvement    3.3.4.10.1 Contractor shall provide training for fleet users and in-service systems. Work includes updating training materials, providing engineering and system administrator training, managing trainer maintenance, interfacing with fleet for manpower/training requirements, and conducting fleet training/certification.   3.3.4.11 O&MN: Project Management   3.3.4.11.1 Contractor shall perform Project Management of In-Service Systems to include work associated with managing the life cycle of the platform/project.  Manage the operation the Fleet Support Teams (FSTs) and Project Teams by supporting the Fleet/User support teams’ products.  Support overarching fleet requirements e.g. Naval Aviation Requirements Group (NARG) Logistics meeting support /attendance. Conduct up-front Planning/Analyzing of System & Program Supportability Requirements.  Perform Business/Financial Management related activities to include input into their processes, such as timekeeping, travel vouchers, managerial accounting, transaction processing, performing corrective action transactions, responding to data calls, budget development and execution, and review/analysis of financial material or reports.   3.3.4.12 O&MN: Capability Defect Package (CDP)   3.3.4.12.1 Contractor shall support efforts to correct software deficiencies in existing software baselines.  In accordance with the program configuration management plan this may include patching, Information Assurance and Vulnerability Alerts (IAVA), Secure Technical Implementation Guide (STIG) compliance and use of static code analysis tools to identify source code defects.   3.3.4.13 O&MN: User Defined Files (UDF)    3.3.4.13.1 Contractor shall support efforts to perform annual UDF maintenance to fielded software baselines to sustain mission databases.   3.3.4.14 O&MN: Repair of Repairable (ROR)   3.3.4.14.1 Contractor shall support RoR activities, to include component rework, for fielded special mission equipment and systems. Contractor shall identify critical repair of parts to minimize Turn-Around Time, track all repairs, and record all repair data. Contractor shall perform material procurement, alignment, calibration, repair, rework, Packaging, Handling, Shipping, and Transportation (PHS&T), warehousing and warehousing management, inventory maintenance, and return the item in a Ready for Issue (RFI) condition.   3.3.4.15 O&MN: Mission System and Other Flight Operations (1A1A)   3.3.4.15.1 Contractor shall support Interim Logistics Support (ILS) efforts for legacy system life cycle management and support. Contractor shall perform aircraft systems training and testing, generate technical data, drawings, and update publications, conduct hardware repair and testing, perform equipment training, and conduct logistics and engineering of the syst components and aircraft installations.   3.3.4.15.2 Contractor shall receive fleet/user inquiries (calls, messages, etc.) and provide Help-Desk support. Work shall include providing technical expertise to answer fleet question and log fleet inquiries for operational systems. Perform Engineering Investigations (EI) and Root Cause Analysis of In-Service Deficiencies to determine triage issues and repair

N0042125F3003 - FINAL Page 28 of 72 priorities. Verify if reported problems are duplicates and/or if these are new issues. Determine if the problem shall require a workaround to mitigate the impact or if it is a training issu Receive and respond to technical fleet questions/requests. Contractor shall support overarching fleet requirements e.g. attending and participating in sustainment meetings, Team Meetings, TIMs, etc.   3.3.4.16 O&MN: Program Related Logistics (PRL)   3.3.4.16.1 Contractor shall provide PRL support of special mission equipment and systems to include: technical data management, Original Equipment Manufacturer, ECP/TD /RAMEC/QRC processing, material procurement, on-site technical assistance, EIs, and maintenance plans.   3.3.4.16.2 Contractor shall receive fleet/user Inquiries (calls, messages, etc.) and provide Help-Desk support. Work shall include providing technical expertise to answer fleet question and log fleet inquiries for operational systems. Perform EI and Root Cause Analysis of In-Service Deficiencies to determine triage issues and repair priorities. Verify if reported proble are duplicates and/or if these are new issues. Determine if the problem shall require a workaround to mitigate the impact or if it is a training issue. Receive and respond to technical fle questions/requests. Contractor shall support overarching fleet requirements e.g. attending and participating in sustainment meetings, Team Meetings, TIMs, ILSMTs, etc.   3.3.5 Foreign Military Sales (FMS)   3.3.5.1 FMS: Procurement 3.3.5.1.1 Contractor shall identify solutions and provide recommendations related to the procurement, manufacturing, installation, deployment, training, and support of Kit production systems and planned mission systems obsolescence for ISR&T Platforms and Infrastructure. Contractor shall perform NRE to identify solutions and produce recommendations related the procurement, manufacturing, installation, training, and maintenance of sustainment kits. Contractor shall perform NRE to identify solutions and provide recommendations related the procurement, manufacturing, training and installation of a readiness improvement to high cost maintenance and readiness degrader items. Contractor shall perform NRE to identify solutions and provide recommendations related to the procurement, training and installation of P-8A FMS kits to respond to emerging threats. Contractor shall support Cybersecurity across the full range of networked systems on the ISR&T Platforms and Infrastructure.   3.3.5.1.2 Contractor shall review, analyze, and make recommendations for ISR&T Platform integration efforts to ensure they are fully interoperable and aligned with Maritime Patrol Reconnaissance Aircraft (MPRA) systems and UAS platforms. Effort shall require coordination with multiple program teams and other USG agencies. Coordination is required to facilitate the implementation and integration of GSS elements for commonality and architecture compliance. The production and integration effort include system integration to ensure that production systems may be assessed and authorized for operation on classified networks. This effort is aimed at supporting all phases of integration and production related to the integration of special mission system capabilities across the full range of ISR&T Platforms and Infrastructure. Contractor shall participate in Production Readiness Reviews (PRR), specification compliance, system assessment and certification, and system architecture compliance to ensure that production systems meet the full range of interoperability requiremen Contractor shall also review, analyze, and make recommendations on all system integration activities, to include quick reaction capability incorporation on ISR&T Platforms and Infrastructure under the various P-8A programs that support rapid fielding of emergent technologies. 3.3.5.1.3 The contractor shall support in-service aircraft, ground stations and infrastructure and laboratory modifications for the installation of production special mission equipment.  This includes producing engineering drawings, associated parts lists and the procurement of material to be used in the fabrication of kits necessary to install production hardware and a required training or operational manuals.  The Contractor shall assign part numbers for all the top assembly items, as well as all the fabricated parts, cables schematics, in a standard, configuration management format. The drawing package shall consist of bill of materials, bracket drawings, cable drawings, wiring diagram, schematics, and operational manual.   3.3.5.1.4 Contractor shall provide support services for program management, systems and cybersecurity engineering, acquisition logistics, training, BCFM, and security. Contractor sh produce meeting agendas, meeting minutes, acquisition support documentation, presentation materials, and support documentation to include findings, plans, recommendations, repor schedules, status and specifications.   3.3.5.2 FMS: Program Management Support   3.3.5.2.1 Contractor shall provide program management support for ISR&T Platforms and Infrastructure that includes planning and coordinating acquisition support among USG and commercial activities. Overall scope of these tasks includes review of planning and technical documentation, preparation of procurement packages, preparation of training materials, evaluation of production and installation proposals, preparation and coordination of program plans and schedules and related budgetary data. Contractor shall generate documentation management meetings ranging from team meetings, risk management meetings, program reviews, configuration management meetings, and other acquisition reviews. Contractor shal participate, in an advisory role, on technical evaluations, or other program reviews as required.     3.3.5.2.2 Contractor shall provide support services for program management, systems engineering, acquisition logistics, training, configuration management, and BCFM. Participation shall include but not limited to, activities such as: a.   Generation of program management, systems engineering, acquisition and sustainment logistics, training materials, and BCFM documentation requirements. b.   Generation of documentation to support technical, acquisition, and program management reviews, TIMs and team meetings. c.   Support Government personnel in generation of acquisition statutory and regulatory documentation. d.   Administrative support for program management, systems engineering, evaluation, acquisition logistics, training, configuration management, and BCFM activities. e.   Generation of documentation to support training systems and related training products. N0042125F3003 - FINAL Page 29 of 72 f.    Participation in program management, systems engineering, acquisition logistics, and BCFM documentation requirements meetings, technical working groups and conferences. g.            Participate with other IPTs within the Program Office and other organizations to articulate the Program Office efforts and interests.    3.3.5.3 FMS: Acquisition Reviews   3.3.5.3.1 Contractor shall support technical reviews, evaluations, and meetings by providing analyses, evaluations, recommendations, reports, presentations, meeting agenda, meeting minutes and administrative support. The following reviews and meetings shall be supported:   Engineering Team Evaluations Requirements/Acquisition Two-Pass/Six Gate Reviews Full-Rate Production Decision Review Systems Engineering Technical Reviews Integrated Baseline Review System Verification Review Milestone Reviews Technology Readiness Assessment Operational Test Readiness Review Test Readiness Review Physical/Functional Configuration Audit Ad hoc Programmatic, Technical, Logistics, and Financial Reviews Post Deployment Performance Review   Production Readiness Review     3.3.5.4 FMS: Acquisition Documentation   3.3.5.4.1 Contractor shall support and generate acquisition documentation by providing analyses, evaluations, recommendations, reports, and presentations. The following acquisition documentation shall be supported:   Acquisition Plan Insensitive Munitions Acquisition Decision Memorandum Manpower Estimate & Manpower Estimate Report Acquisition Program Baseline Market Research Acquisition Strategy Operational Test Agency Report Affordability Assessment PESHE/NEPA Analysis of Alternatives Program Life Cycle Cost Estimate Arms Control Compliance Assessment Program Protection Plan Benefit Analysis and Determination Registration of Mission Critical & Mission Essential Information Systems Capability Production Document Risk Assessment Certification of Compliance with the Financial Management Enterprise Architecture Selected Acquisition Report Clinger-Cohen Act (CCA) Compliance Spectrum Certification Competition Analysis Systems Engineering Plan Consideration of Technology Issues System Threat Assessment / CAPSTONE Threat Assessment Contractor Cost Data Report Technology Development Strategy Cooperative Opportunities Technology Readiness Assessment Core Logistics Analysis / Source of Repair Analysis Test Reports Cost Analysis Requirements Document (CARD) Test and Evaluation Master Plan Development, Test & Evaluation Report Training System Plan Exit Criteria Acquisition logistics Plans, Analyses, and Reports Economic Analysis Business, Cost Estimating and Financial Management Documentation Industrial Capabilities Analysis Program Management Plans, Analyses, and Reports Cybersecurity Strategy Ad-hoc Plans, Reports, Briefings, Presentations, and other program documentation Information Support Plan     3.3.5.5 FMS: Systems Engineering   3.3.5.5.1 Contractor shall generate plans to build, modify, verify and test proposed solutions to deficiencies for ISR&T Platforms and Infrastructure. Through the employment of Syste Engineering processes, Contractor shall recommend solutions that may result in hardware/software specification changes. Contractor shall generate modification and implementation N0042125F3003 - FINAL Page 30 of 72 plans considering system cost, schedule and performance. Contractor shall support the verification and validation of proposed solutions.   3.3.5.5.2 Contractor shall translate deficiency solutions to appropriate hardware/software or specification changes to both mission systems and related training systems. Contractor sha create, modify, incorporate, and verify modifications in accordance with an approved plan. Contractor shall identify cost, schedule, and performance impacts when addressing deficien solutions.   3.3.5.5.3 Contractor shall verify and test proposed solutions to the system deficiencies. This process may require the spectrum from laboratory through full operational system testing. Contractor may have to repeat these tests, analyze and fix activities in order to resolve deficiencies or further improve the system solution. Contractor shall incorporate these approved changes into the final production configuration baseline.   3.3.5.5.4 Contractor shall provide systems integration engineering support to include the creation of detailed drawings, drawing reviews, correction/amendment of drawings, review o vehicle modification technical data packages. Contractor shall provide engineering integration support that includes the ability to conduct “hands-on” testing and troubleshooting of installed systems.     3.3.5.5.5 Contractor shall support field installations of USG and commercial modifications. Contractor shall provide electrical and mechanical design support of USG and commercial modifications. Contractor shall support structural and reliability and maintainability analyses.     3.3.5.5.6 To accomplish these tasks, Contractor shall evaluate data, formulate solutions and generate drawings, manuals, procedures, recommendations, and documentation.   3.3.5.6 FMS: Logistics Support   3.3.5.6.1 Contractor shall identify solutions required for ISR&T Platforms and Infrastructure to support life-cycle logistics planning, implementation, and management of comprehens affordable, and effective systems support strategies. Contractor shall provide the solutions required to ensure that support strategies meet goals for operational effectiveness, optimum readiness, and the facilitation of iterative technology enhancements. Contractor shall identify solutions required to justify support strategy. Examples of these initiatives include but ar not limited to: managing performance agreements, integrating support strategies, and employing diagnostics, prognostics, and logistics supply chain management approaches to achiev operational effectiveness, system affordability, and reduced logistics footprint.   3.3.5.6.2 Contractor shall evaluate, formulate, recommend and monitor establishment of product support that includes the logistics support functions necessary to maintain the readine sustainment, and operational capability of system and subsystems. Contractor shall identify solutions required to assist the IPT in the application of Modular Open Systems Approach interoperability, maintainability, and compatibility when generating the support strategies and follow-on logistics planning for sustainment. Contractor shall identify solutions to assist IPT in data management that includes the process of applying policies, systems and procedures for identification and control of data requirements; timely and economical acquisition o such data; assuring the adequacy of data; access, distribution or communication of the data to the point of use; analysis of data use.  3.3.5.6.3 Contractor shall identify solutions to assist the IPT in formulating serialized item management initiatives to identify populations of select items (parts, components, and end items), to mark all items in the population with a universally Unique Item Identifier, and to enable the generation, collection and examination of maintenance data about each specific item. Contractor shall identify solutions to assist the Program Manager in CM that includes: Configuration Identification, Configuration Change Management, Configuration Status Accounting, and Configuration Verification and Audit. Contractor shall identify solutions in establishing a change management process to facilitate the insertion of planned new technology.  Contractor shall consider all related impacts to mission systems and related training systems as it pertains to key logistics elements.  Contractor shall identify Diminishing Manufacturing Sources and Material Shortages (DMSMS) in the life cycle of a product. Contractor shall provide the research and analysis required to produce recommendations to as the Program Manager in formulation and implementation of a logistics and acquisition strategy. Contractor shall establish and maintain a management system to control the inventory GFP, GFE, and GFI.   3.3.5.7 FMS: Budget, Costing, and Financial Management   3.3.5.7.1 Contractor shall generate documentation used in the PPBE process. Contractor shall provide assistance in preparation, submission and justification of appropriation, manpow and other resource budget and provide resource reports and recommendations. Contractor shall contribute to budget formulation, prepare funding documents, and monitor and report expenditures. Contractor shall assess the ability of current and planned programs to execute within cost and schedule constraints. 3.3.5.7.2 Contractor shall identify issues, risks and changes required to improve program execution. Contractor shall participate in an advisory role, on programmatic, systems engineering, and acquisition logistics planning reviews. Contractor shall provide BCFM inputs to programmatic, systems engineering, and acquisition logistics documentation. 3.4 Personnel  3.4.1 The following defines the minimum education and experience for each professional labor category and further describes functional descriptions for each key labor category. The Contractor shall be responsible for employing personnel as listed in Paragraph 3.2.3.4 with the minimum security clearance indicated.   3.4.2 Key personnel. Key personnel are those who will be performing in Key Labor Categories as specified by applicable labor categories below. All other labor categories, including Full Time Equivalent (FTE) employees (defined as 1,920 hours) and Part time employees (defined as less than 1,920 hours) are considered non-key. Key personnel are subject to the substitution restrictions within NAVAIR Clause CTXT.237-9501 Additional or Substitution of Key Personnel (Services).   N0042125F3003 - FINAL Page 31 of 72 Key Labor Category Level Bureau of Labor Statistics (BLS) Standard Occupational Classification (SOC) Code Location Required Security Clearance Number of Key Personnel General and Operations Manager Senior 11-1021 Pax River, MD TS/SCI Management Analyst (Program Analyst) Senior 13-1111 Pax River, MD TS/SCI Information Security Analyst Senior 15-1212 Whidbey Island, WA TS/SCI Information Security Analyst (Cybersecurity) Journeyman 15-1212 Whidbey Island, WA TS/SCI Electrical and Electronic Engineering Technologists and Technicians (Signals) Journeyman 17-3023 Pax River, MD TS/SCI Electrical and Electronic Engineering Technologists and Technicians (Software/EO/IR) Senior 17-3023 Pax River, MD TS/SCI Electrical and Electronic Engineering Technologists and Technicians (High-band) Journeyman 17-3023 Pax River, MD TS/SCI Electrical and Electronic Engineering Technologists and Technicians (Low-band) Journeyman 17-3023 Pax River, MD TS/SCI Electrical and Electronic Engineering Technologists and Technicians (IMINT) Senior 17-3023 Jacksonville, FL TS/SCI Electrical and Electronic Engineering Technologists and Technicians Senior 17-3023 Pax River, MD TS/SCI Electrical and Electronic Engineering Technologists and Technicians Journeyman 17-3023 Pax River, MD TS/SCI Network and Computer Systems Administrators (Software Systems Admin) Senior 15-1244 Pax River, MD TS/SCI Network and Computer Systems Administrators (Software Systems Admin) Journeyman 15-1244 Pax River, MD TS/SCI Network and Computer Systems Administrators Journeyman 15-1244 Pax River, MD TS/SCI Software Developers Senior 15-1252 Pax River, MD TS/SCI Business Operation Specialist Senior 13-1199 Jacksonville, FL TS/SCI   3.4.3 Definitions As used in the minimum personnel qualification descriptions for this task order, the terms indicated shall be defined or their meaning qualified as follows:   3.4.3.1 Academic year - a full or complete year of study at a junior college, college, university, or other academic institution toward which at least 30 semester hours or 45 quarter hours of undergraduate study, or 18 semester hours or 27 quarter hours of postgraduate study, were completed.   3.4.3.2 Accredited institution - a post-secondary educational institution (junior college, college, university, technical trade, or professional school) which was approved by an accrediting agency listed as nationally recognized by the U.S. Department of Education.   3.4.3.3 Accredited program - an educational program or course of study offered by a post-secondary educational institution which was approved by an accrediting agency listed as nationally recognized by the U.S. Department of Education.   3.4.3.4 Degree – all degrees shall be obtained from an accredited college or university as recognized by the U.S. Department of Education. This includes Associate of Arts (AA), Associate of Science (AS), Bachelor of Arts (BA), Bachelor of Science (BS), Master of Arts (MA), Master of Science (MS), and/or Doctorate (PhD) degrees.   3.4.3.5 Postgraduate degree - a Master’s, Ph.D., or other professional degree for which completion of an undergraduate curriculum for receipt of a bachelor’s degree was a prerequisite.   3.4.3.6 Years of experience - shall mean full, productive years of experience performing duties described in the functional description of the labor category. If experience is offered in substitution for a degree requirement this substituted experience shall be required IN ADDITION TO the minimum experience required for that labor category.   3.4.3.7 Productive years - shall mean 52 weeks of work reduced by reasonable amounts of time for holidays, annual and sick leave. If participation was part-time, or if less than one-half of the standard workweek was spent performing qualifying functions, the actual time spent performing duties described in the functional description of the labor category may be accumulated to arrive at full years of experience.   3.4.4 Experience and Education Level Definitions:

N0042125F3003 - FINAL Page 32 of 72 3.4.4.1 Junior - A Junior level person within a labor category has less than 3 years’ experience and a BA/BS degree unless otherwise specified in Section 3.4.5 Minimum Labor Qualifications. A Junior level person is responsible for assisting more senior positions and/or performing functional duties under the oversight of more senior positions.   3.4.4.2 Journeyman - A Journeyman within a labor category has 3 to 10 years of experience and a BA/BS degree unless otherwise specified in Section 3.4.5 Minimum Labor Qualifications. A Journeyman level person typically performs all functional duties independently.   3.4.4.3 Senior - A Senior level person within a labor category has over 10 years of experience and a MA/MS degree unless otherwise specified in Section 3.4.5 Minimum Labor Qualifications. A Senior level person typically works on high-visibility or mission critical aspects of a given program and performs all functional duties independently. ASenior level person may oversee the efforts of less senior staff and/or be responsible for the efforts of all staff assigned to a specific job.   3.4.4.4 Allowable Substitutions – The following substitutions are permitted for this task order (unless otherwise specified under the labor category information below):   Degree Requirement   Allowable Substitution(s)   High School Diploma / GED No allowable substitution.   Bachelor’s Degree   1. Associate’s Degree plus two (2) years additional work experience performing duties described in the functional description of the labor category may be substituted for a Bachelor’s Degree. OR 2. High School Diploma plus four (4) years additional work experience performing duties described in the functional description of the labor category may be substituted for a Bachelor’s Degree.   Master’s Degree   1. Bachelor’s Degree plus two (2) years additional work experience performing duties described in the functional description of the labor category may be substituted for a Master’s Degree. OR 2. Associate’s Degree plus four (4) years additional work experience performing duties described in the functional description of the labor category may be substituted for a Master’s Degree. OR 3. High School Diploma plus six (6) years additional work experience performing duties described in the functional description of the labor category may be substituted for a Master’s Degree.     3.4.5 Minimum Labor Qualifications (*** Denotes a Key Labor Category) 11-1021 General and Operations Manager (Senior) *** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s degree from an accredited institution (Bachelor’s degree substitution allowed) -        Ten (10) years of experience as a Program Manager -        Five (5) years of experience in the field of Navy airborne Intelligence, Surveillance & Reconnaissance (ISR) systems -        Demonstrated ability to provide guidance, direction and supervision in area of logistics, engineering, operations, contracts and finance for Navy airborne intelligence and surveillanc systems -        Knowledge of DoD Program Management, acquisition policies, and Planning, Programming, Budgeting, and Execution (PPBE), to manage cost, schedule, performance and risk. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1111 Management Analyst (Program Analyst) (Senior) *** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. N0042125F3003 - FINAL Page 33 of 72 -        Master’s degree from accredited institution (All Substitutions allowed) -        Ten (10) years of experience as a Program Analyst -        Ten (10) years of experience in areas relating to program assessment that includes validation of program plans, cost analysis, risk modeling and status report analysis, Five (5) of the (10) years must be in the field of Navy airborne Intelligence, Surveillance & Reconnaissance (ISR) systems -        Demonstrated knowledge of DoD Program Management, acquisition policies, and Planning, Programming, Budgeting, and Execution (PPBE), to manage cost, schedule, performanc risk. -        Demonstrated knowledge of DoD systems engineering requirements, acquisition policies, and DoD RDT&E program policies -        Experience in cost and schedule realism analysis to support proposal evaluation -        Skill in applying PC based tools for program planning, assessment and sensitivity analysis such as MS Project, Risk Exchange, DOORS or other similar applications -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1111 Management Analyst (Program Analyst) (Journeyman) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree from accredited institution (All Substitutions allowed) -        More than three (3) years of experience in areas relating to program assessment that includes validation of program plans, cost analysis, risk modeling and status report analysis -        Knowledge of DoD systems engineering requirements, acquisition policies, and DoD RDT&E program policies -        Experience in cost and schedule realism analysis to support proposal evaluation -        Skill in applying PC based tools for program planning, assessment and sensitivity analysis such as MS Project, Risk Exchange, DOORS or other similar applications -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1111 Management Analyst (Program Analyst) (Junior) -        US DoD Secret clearance -        High school diploma, or equivalent -        Less than three (3) years of experience in areas relating to program assessment that includes validation of program plans, cost analysis, risk modeling and status report analysis -        Knowledge of DoD systems engineering requirements, acquisition policies, and DoD RDT&E program policies -        Skill in applying PC based tools for program planning, assessment and sensitivity analysis such as MS Project, Risk Exchange, DOORS or other similar applications -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1111 Management Analyst (Configuration Management) (Journeyman) -        US DoD Secret clearance -        Bachelor’s degree from accredited institution (All Substitutions allowed) -        More than three (3) years of experience with NAVAIR configuration management process, NAVAIRINST 4130.1D, NAVAIR Configuration Management Policies and Processes -        Experience with NAVAIR 00-25-300, NAVAIR Technical Directives System -        Experience with NAVAIR Technical Directives Status Accounting (TDSA) system -        Knowledge of DoD systems engineering and DoD acquisition policies -        Experience in analyzing and preparing logistics documentation to include configuration management plans   13-1082 Project Management Specialist (Senior) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s degree from accredited institution (All Substitutions allowed) -        Ten (10) years of experience in areas relating to program assessment that includes validation of program plans, cost analysis, risk modeling and status report analysis.  Desired exper with NAVAIR’s Sustainment Cost Estimating and Analysis (SCE&A) processes (previously known as AIR 4.2) -        Knowledge of DoD systems engineering requirements, acquisition policies, and DoD RDT&E program policies -        Experience in cost and schedule realism analysis to support proposal evaluation, program execution, and interface with other USG agencies N0042125F3003 - FINAL Page 34 of 72 -        Experience in Integrated Master Schedule (IMS) development & maintenance, schedule risk assessment utilizing PC based tools for program scheduling such as MS Project, or othe similar applications -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   15-1212 Information Security Analyst (Senior) *** -        US DoD TS clearance, SSBI/SSBR/PPR (within 5 years), current eligibility for SCI access. -        Master’s degree from accredited institution in related field (All Substitutions allowed) -        Ten (10) years of experience supporting Information Assurance and Cybersecurity programs. -        Experience in the collaboration, artifact development, and complete delivery of Certification and Accreditation packages from conception to Authority to Operate in accordance with DoDI 8500.1 revision (E) dated 3/14/14, for unclassified and collateral systems and Office of the Director of National Intelligence- Intelligence Community Directive (ICD) 503 for TS/SCI systems. -        Experience in IT security to include preparation of System Security Plans (SSP) Cybersecurity and security scanning of classified systems. -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements. -        Required to have completed either Security Plus, Network Plus or be a certified CISSP. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, Microsoft Visio and others   15-1212 Information Security Analyst (Journeyman) -        US DoD TS clearance, SSBI/SSBR/PPR (within 5 years), current eligibility for SCI access. -        Bachelor’s degree from accredited institution (All Substitutions allowed) -        More than three (3) years of experience supporting Information Assurance and Cybersecurity programs. -        Experience in the collaboration, artifact development, and complete delivery of Certification and Accreditation packages from conception to Authority to Operate in accordance with DoDI 8500.1 revision (E) dated 3/14/14, for unclassified and collateral systems and Office of the Director of National Intelligence- Intelligence Community Directive (ICD) 503 for TS/SCI systems. -        Experience in IT security to include preparation of System Security Plans (SSP) Cybersecurity and security scanning of classified systems. -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements. -        Required to have completed either Security Plus, Network Plus or be a certified CISSP. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, Microsoft Visio and others   15-1212 Information Security Analyst (Cyber-Security) (Journeyman) *** -        US DoD TS clearance, SSBI/SSBR/PPR (within 5 years), current eligibility for SCI access. -        Bachelor’s degree from accredited institution in related field (All Substitutions allowed) -        More than three (3) years of experience supporting Information Assurance and Cybersecurity programs. -        Experienced in the collaboration and coordination for deploying operational Navy Information Technology (IT) to OCONUS sites. -        Experienced in the design, development and implementation of cyber security policies in a military operational environment. -        Proficient in site survey evaluation for implementation of Navy Information Technology connectivity to SIPRNET, ONENET, and Intelligence Community Networks. -        Proficient in the Intelligence Community Certification and Accreditation process and databases. -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements. -        Experience in the collaboration, artifact development, and complete delivery of Certification and Accreditation packages from conception to Authority to Operate in accordance with DoDI 8500.1 revision (E) dated 3/14/14, for unclassified and collateral systems and Office of the Director of National Intelligence- Intelligence Community Directive (ICD) 503 for TS/SCI systems. -        Experience in IT security to include preparation of System Security Plans (SSP) Cybersecurity and security scanning of classified systems. -        Required to have completed either Security Plus, Network Plus or be a certified CISSP. -        Proficient in the following current software packages: Microsoft Word, Microsoft N0042125F3003 - FINAL Page 35 of 72 Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, Microsoft Visio and others   13-1081 Logistician (Senior) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s degree from accredited institution (All substitutions allowed) -        Ten (10) years of work experience with airborne ISR systems logistics support -        Knowledge of DoD systems engineering, DoD acquisition policies, and supply chain management. Desired experience with Interim Support for Life -        Experience in analyzing and preparing logistics documentation and plans including Level of Repair Analysis (LORA), Logistics Requirements Funding Summary (LRFS), Logistics Support Analysis (LSA), maintenance planning, logistics contract data requirements, the Engineering Change Proposal (ECP) process, and the Logistics ECP process -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1081 Logistician (Junior) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree from accredited institution (All substitutions allowed) -        Less than three (3) years of experience with Naval aviation logistics support or relevant military operational experience -        Knowledge of DoD systems engineering, DoD acquisition policies, and supply chain management. Desired experience with Interim Support for Life -        Experience in analyzing and preparing logistics documentation and plans including Level of Repair Analysis (LORA), Logistics Requirements Funding Summary (LRFS), Logistics Support Analysis (LSA), maintenance planning, logistics contract data requirements, the Engineering Change Proposal (ECP) process, and the Logistics ECP process -        Proficient in the following software packages: Microsoft Word, Microsoft  Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1081 Logistician (Provisioning) (Senior) -        US DoD Secret clearance, SSBI eligible -        Master’s degree from accredited institution (All substitutions allowed) -        Ten (10) years of experience with Navy aircraft logistics support -        Knowledge of DoD logistics requirements, DoD acquisition policies, and materiel management. Desired experience with Interim Support for Life -        Demonstrated experience with SLICWave software, conducting provisioning  conference and the development of maintenance plans, provisioning lists, Illustrated Parts Breakdown (IPB), LSA development and management of spares -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1081 Logistician (Provisioning) (Journeyman) -        US DoD Secret clearance -        Bachelor’s degree from accredited institution (All substitutions allowed) -        More than three (3) years of experience with Navy aircraft logistics support -        Knowledge of DoD logistics requirements, DoD acquisition policies, and materiel management. Desired experience with Interim Support for Life -        Demonstrated experience with LSA development and management of spares -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (Signal) (Journeyman)*** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s Degree in Electrical Engineering, Computer Science or Physics from an accredited institution. No education substitutions allowed. -        More than three (3) years of experience in Signals analysis systems -        Experience in Navy ISR systems engineering and operational integration of systems.  Desired Specific experience with Story Finder, Banshee I & II, Wind Jammer, Blue Stream, DR (series), AN/ALR-81, CMX, OE-319, OE-320, D1509, Antenna Pedestal Controllers, Merlin V1 & 2, and Wideband Recording -        Knowledge of Signal analysis systems hardware and software design and integration, digital and analog communication technology, distributed processing LAN networking and we system and Measurement and Signature Intelligence (MASINT) integration, desired specific experience in VPX backplane, High Data Movement, Time Stamping requirements for

N0042125F3003 - FINAL Page 36 of 72 TDOA/FDOA, Fat Pipe limitations, RF and Chassis design -        Experience in deployment of rapid response capabilities to address new signals of interest.  This includes but is not limited to maintaining Government Points of Contact at US Arm Air Force, and other US Navy activities. -        Knowledge of weapons system and platform (airborne) Systems Engineering and Integration; to include airworthiness certification, MIL-STD-810, MIL-STD-704, MIL-STD-1472, MIL-STD-461, MIL-STD-464, MIL-STD-882, RFD design, Network architectur and Cyber-Security -        Knowledge of DoD systems engineering requirements, DoD acquisition policies, PPBE system, TEMP development, design interface requirements, specification development, and RDT&E, APN, and O&MN funding policies -        Experience in planning, management, budgeting, coordinating technical and contract reporting requirements -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (Software – EO/IR) *** (Senior) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s Degree in Computer Science or related field from an accredited institution (Bachelor’s degree substitution allowed) -        Ten (10) years of experience -        Knowledge of EO/IR systems hardware and software design and integration, digital and analog communications technology, distributed processing, networking and weapon systems MASINT integration.  Highly desirable ability to program INS, EO/IR turrets, MIL STD 1553, architect new integration efforts (example: re-host EO/IR system onto onboard missi computer) -        Experience as a IP Communications/Network integrator, experience in a DoD Enterprise Communications/Network Engineering and Life Cycle Engineering and Maintenance environment highly desired -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, Microsoft Visio, and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (Low-band Subject Matter/Technical Expert) *** (Journeyman) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree in related field from accredited institution (All substitutions allowed) -        More than three (3) years of experience supporting Low-band systems -        Experience in maintaining Low-band SDF.  -        Experience with MCS-21 systems highly desired. -        Ability to provide training for fielded systems -        Technical experience with operational aircraft, highly desirable skills in mission reconstruction and associated update of Low-band SDFs within the TCPED and signal validation pr -        Demonstrated maintenance experience with Navy airborne ISR systems, ability to install, test & troubleshoot special mission systems -        Knowledge and capability in planning, coordinating technical reporting requirements. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others.     17-3023 Electrical and Electronic Engineering Technologists and Technicians (IMINT Subject Matter/Technical Expert) *** (Senior) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s degree in Optical Engineering with Electrical Engineering or related field from accredited institution (Bachelor’s degree substitution allowed) -        Ten (10) years of experience in IMINT sensors and TCPED -        Experience in IMINT sensors, laser, and TCPED requirements, design, test procedures, trade studies, standards, analysis.  Highly desirable experience in image analysis, modeling o EO/IR systems for market surveys, performance trades and experience connecting to NGA TCPED -        Knowledge of IMINT systems hardware and software design and integration, digital and analog communication technology, distributed processing LAN networking.  Highly desirab skills include NGA TCPED solutions, NGA verification tools, and experience in establishing an EO/IR aircraft design -        Knowledge of targeting requirements using SAR and EO/IR sensors.  Highly desired understanding of certification -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements N0042125F3003 - FINAL Page 37 of 72 -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, Microsoft Visio and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (IMINT Subject Matter/Technical Expert) (Journeyman) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree in Optical Engineering with Electrical Engineering or related field from accredited institution (No substitutions allowed) -        More than three (3) years of experience in IMINT sensors and TCPED -        Experience in IMINT sensors, laser, and TCPED requirements, design, test procedures, trade studies, standards, analysis.  Highly desirable experience in image analysis, modeling o EO/IR systems for market surveys, performance trades and experience connecting to NGA TCPED -        Knowledge of IMINT systems hardware and software design and integration, digital and analog communication technology, distributed processing LAN networking.  Highly desirab skills include NGA TCPED solutions, NGA verification tools, and experience in establishing an EO/IR aircraft design -        Knowledge of targeting requirements using SAR and EO/IR sensors.  Highly desired understanding of certification -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, Microsoft Visio and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (High-band Subject Matter/Technical Expert) *** (Journeyman) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree from accredited institution (All substitutions allowed) -        More than three (3) years of experience supporting High-band systems -        Experience in maintaining High-band Libraries.  Highly desirable experience with Story Finder and or GCP systems. -        Ability to train fielded systems -        Technical experience with operational aircraft, highly desirable skills in mission reconstruction and associated update of High-band libraries in field. -        Demonstrated maintenance experience with Navy airborne ISR systems, ability to install, test & troubleshoot special mission systems -        Knowledge and capability in planning, coordinating technical reporting requirements. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (Senior)*** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s degree in Aeronautical Engineering, Mechanical Engineering, Electrical Engineering, Physics, Electronics Technology or equivalent schools and training (All substitutions allowed) -        Ten (10) years of current technical experience with aircraft, weapons, and operations. Appropriate educational background may be substituted for this experience -        Maintenance experience with Navy airborne ISR systems, ability to install, test & troubleshoot special mission systems -        Knowledge of DoD systems engineering requirements, PPBS system, TEMP development, design interface requirements, specification development, and DoD and Navy RDT&E program policies -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements -        Proficient in the following current software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   17-3023 Electrical and Electronic Engineering Technologists and Technicians (Journeyman)*** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree from accredited institution (All substitutions allowed) -        More than three (3) years of current technical experience with aircraft, weapons, and operations. N0042125F3003 - FINAL Page 38 of 72 Appropriate educational background may be substituted for this experience -        Maintenance experience with Navy airborne ISR systems, ability to install, test & troubleshoot special mission systems -        Knowledge of DoD systems engineering requirements, PPBS system, TEMP development, design interface requirements, and specification development -        Proficient in the following current software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   15-1244 Network and Computer Systems Administrator (Software Sys Admin) (Senior)*** -        US DoD TS Clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required access and maintain CI Poly -        Security + CE Certification is required within 6 months and must be maintained -        Master’s Degree in Computer Science or related field from an accredited institution (All substitutions allowed) -        Ten (10) years of experience as Network Engineer in a tactical environment -        Highly desired experience includes MIL SATCOM, Commercial SATCOM, High-band, Low-band, FISINT, WAN, Ethernet Cabling, Fiber Optic Cabling, Mil STD 1553B interface INS and GPS interfaces, ability to troubleshoot across multiple subsystems, integration and test. -        Experience with Cisco IOS, Ruckus ICX, VMware ESXI, Cisco UCS -        Experience with MIL SATCOM & Commercial SATCOM service providers with airborne equipment. Highly desired experience includes working with EDM satcom terminals and ARSTRAT certification and testing process -        Experience with cryptographic equipment setup -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   15-1244 Network and Computer Systems Administrator (Software Sys Admin) (Journeyman) *** -        US DoD TS Clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required access and maintain CI Poly -        Security + CE Certification is required within 6 months and must be maintained -        Bachelor’s Degree in Computer Science or related field from an accredited institution (All substitutions allowed) -        More than three (3) years of experience as Network Engineer in a tactical environment -        Highly desired experience includes MIL SATCOM, Commercial SATCOM, High-band, Low-band, FISINT, WAN, Ethernet Cabling, Fiber Optic Cabling, Mil STD 1553B interface INS and GPS interfaces, ability to troubleshoot across multiple subsystems, integration and test. -        Experience with Cisco IOS, Ruckus ICX, VMware ESXI, Cisco UCS -        Experience with MIL SATCOM & Commercial SATCOM service providers with airborne equipment. Highly desired experience includes working with EDM satcom terminals and ARSTRAT certification and testing process -        Experience with cryptographic equipment setup -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   15-1244 Network and Computer Systems Administrator (Journeyman) *** -        US DoD TS Clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required access and maintain CI Poly -        Security + CE Certification is required within 6 months and must be maintained -        Bachelor’s Degree in Computer Science or related field from an accredited institution (All substitutions allowed) -        More than three (3) years of experience in tactical networking; highly desired experience includes MIL SATCOM, Commercial SATCOM, High-band, Low-band, FISINT, WAN, Ethernet Cabling, Fiber Optic Cabling, Mil STD 1553B interfaces, INS and GPS interfaces, ability to troubleshoot across multiple subsystems, integration and test -        Experience with Cisco IOS, Ruckus ICX, VMware ESXI, Cisco UCS -        Experience with MIL SATCOM & Commercial SATCOM service providers with airborne equipment; highly desired experience includes working with EDM satcom terminals and ARSTRAT certification and testing process -        More than three (3) years of experience with Cyber Security teams, RMF processes, Information Assurance compliance -        Experience in Linux/Windows Systems Administration -        Experience with cryptographic equipment setup -        Experience as MID-LEVEL Network Engineer / Sys Admin N0042125F3003 - FINAL Page 39 of 72 -        Experience with Signal systems design, integration and networking -        Proficient in the following software packages: Microsoft Visio, Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-2051 Financial Analyst (Senior) -        US DoD Secret clearance -        Master’s degree from accredited institution (All substitutions allowed) -        Ten (10) years of work experience in supporting the Department of Defense budget process -        Knowledge of DoD acquisition policies and all appropriation funding policies -        Demonstrated knowledge of DoD ERP financial tracking systems and the Common Spend Plan Tool. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-2051 Financial Analyst (Journeyman) -        US DoD Secret clearance -        Bachelor’s degree from accredited institution (All substitutions allowed) -        More than three (3) years of work experience in supporting the Department of Defense budget process -        Knowledge of DoD acquisition policies and RDT&E, APN, and O&MN funding policies -        Demonstrated knowledge of DoD ERP financial tracking systems and the Common Spend Plan Tool. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   17-2071 Electrical Engineer (Senior) -        US DoD TS clearance, SSBI/SSBI PR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s Degree in Electrical Engineering, Computer Science or Physics from an accredited institution, (Only Bachelor's degree substitution allowed) -        Ten (10) years of current experience in aerospace ISR systems engineering, test and evaluation, operational integration or tactical employment -        Knowledge of ISR systems hardware and software design and integration, digital and analog communications technology, distributed processing, classified networks and weapons s and MASI integration -        Knowledge of weapons system and platform (airborne) systems engineering and integration interface, to include flight certification, RFD, and bus architecture constraints and requirements -        Knowledge of DoD systems engineering requirements across the life cycle of the system, acquisition policies, PPBES system, TEMP development, design interface requirements, specification development, and DoD RDT&E, APN, and O&MN funding policies -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   17-2071 Electrical Engineer (Journeyman) -        US DoD TS clearance, SSBI/SSBI PR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s Degree in Electrical Engineering, Computer Science or Physics from an accredited institution (No substitutions allowed) -        More than three (3) years of current experience in aerospace ISR systems engineering, test and evaluation, operational integration or tactical employment -        Knowledge ISR systems hardware and software design and integration, digital and analog communications technology, distributed processing, classified networks and weapons syst and MASINT integration -        Knowledge of weapons system and platform (airborne) systems engineering and integration interface, to include flight certification, RFD, and bus architecture constraints and requirements -        Knowledge of DoD systems engineering requirements across the life cycle of the system, acquisition policies, PPBES system, TEMP development, design interface requirements, specification development, and DoD RDT&E, APN, and O&MN funding policies -        Knowledge and capability in planning, management, budgeting, coordinating technical and contract reporting requirements

N0042125F3003 - FINAL Page 40 of 72 -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   25-4022 Media Collections Specialist (Journeyman) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s degree from accredited institution (All substitutions allowed) -        More than three (3) years of experience in archives, technical data management, publications management and cataloging -        Experience maintaining the currency and accuracy of the technical library -        Experience in technical documentation inventory -        Skill to coordinate with engineers and logistics managers to assess the requirements for archiving of technical data -        Proficient in the following software packages:  Microsoft SharePoint, Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project , Microsoft Ac The ability to work in Adobe Software products and knowledge of Technical Publications Revision Process and Desktop Publishing is desired              11-3013 Facilities Managers (Government Facility) (Senior) -        US DoD Secret clearance -        Master’s degree from accredited institution (All substitutions allowed) -        Ten (10) years of work experience in collateral security administration. -        Experience in physical security, information security, COMSEC, Security, Education, Training and Awareness (SETA), document control, access request and visit certifications. -        Desired experience in facilities management. -        Completed DSS and DIA required training. -        Proficient in the following software packages:  Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others.   15-1252 Software Developer (Senior) *** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Master’s Degree in Computer Science or related field from an accredited institution (Bachelor’s degree substitution allowed) -        Ten (10) years of experience in coding High-band system software.  Highly desired experience includes coding Story Finder, Cobra based systems, Mil STD 1553B interfaces, INS GPS interfaces, ability to synchronize multiple subsystems, integration and test. -        Experience in C++ -        Experience in coding High-band system deinterleavers -        Knowledge of Signal analysis systems hardware and software design and integration, digital and analog communications technology, distributed processing, networking and weapon systems and MASINT integration -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   15-1252 Software Developer (Journeyman) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), with the ability to obtain SCI required accesses. -        Bachelor’s Degree in Computer Science or related field from an accredited institution (All substitutions allowed) -        More than three (3) years of experience coding system software.  Highly desired experience coding integrated signal analysis systems, Mil STD 1553B interfaces, INS and GPS interfaces -        Experience in synchronizing multiple subsystems, integration and test -        Experience in a minimum of one of the following computer programming languages: C, C++, C#, Objective C, Python, PHP, Java, Java Script, and SQL -        Knowledge of Signal analysis systems hardware and software design and integration, digital and analog communications technology, distributed processing, networking and weapon systems and integration -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1199 Business Operations Specialists (Special Security Officer) (Senior) -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), current eligibility for SCI access. N0042125F3003 - FINAL Page 41 of 72 -        Master’s degree from accredited institution (All substitutions allowed) -        Ten (10) years of work experience in collateral security administration, special security for SCI programs, and program security officer experience for SAR/SAP programs. -        Experience in physical security, information security, personnel security, industrial security, OPSEC, COMSEC, Security, Education, Training and Awareness (SETA), document con access request and visit certifications. -        Experience directing security measures necessary for implementing applicable requirements of the NISPOM and related Federal requirements for classified information. -        Proficient in the use of JPAS or DISS. -        Completed DSS and DIA required training. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1199 Business Operations Specialists (Senior) *** -        US DoD TS clearance, SSBI/SBPR/PPR (within 5 years), current eligibility for SCI access. -        Master’s degree from accredited institution (All substitutions allowed) -        Ten (10) years of work experience in collateral security administration, special security for SCI programs, and program security officer experience for SAR/SAP programs. -        Experience in physical security, information security, personnel security, industrial security, OPSEC, COMSEC, Security, Education, Training and Awareness (SETA), document con access request and visit certifications. -        Desired experience in facilities management. -        Proficient in the use of JPAS or DISS. -        Completed DSS and DIA required training. -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1199 Business Operations Specialists (Journeyman) -        US DoD Secret clearance -        Bachelor’s degree from accredited institution (All substitutions allowed) -        More than three (3) years of related work experience -        Ability to coordinate communications to and between various government and industry administrative support offices -        Ability to facilitate the establishment of meeting agenda, travel itineraries, visit requests, area clearances, transmittal of security clearances and other similar team support functions -        Proficient in Defense Travel System (DTS), BASICS II, JPAS or DISS and familiar with the DoD EMALL system -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others   13-1199 Business Operations Specialists (Junior) -        US DoD Secret clearance -        High school diploma, or equivalent -        Less than three (3) years of related work experience -        Ability to coordinate communications to and between various government and industry administrative support offices -        Ability to facilitate the establishment of meeting agenda, travel itineraries, visit requests, area clearances, transmittal of security clearances and other similar team support functions -        Knowledge of Defense Travel System (DTS), BASICS II, JPAS or DISS and familiar with the DoD EMALL system -        Proficient in the following software packages: Microsoft Word, Microsoft Excel, Microsoft Outlook, Microsoft PowerPoint, Microsoft Project, and others       CTXT.242-9520                 PROCEDURES AND APPROVALS REQUIRED PRIOR TO INCURRING DIRECT MATERIAL COSTS (APR 2022) (a)   General.   (1)   These procedures apply to CLINs 7000-7404.   N0042125F3003 - FINAL Page 42 of 72 (2) Any material procured as a direct cost under this contract by the Contractor is subject to the requirements of the Federal Acquisition Regulation (FAR), the Defense Federal Acquisition Regulation Supplement (DFARS), the Navy Marine Corps Acquisition Regulation Supplement (NMCARS), and any other Department of Defense or Department of the Navy policies and procedures.   (3) Performance of this contract may require the contractor to procure material.  If material incidental to performance of this service contract is required and will be a direct cost consistent with the contractor’s disclosure statement, the Contractor shall follow the procedures outlined herein before making a purchase.  No material item with a unit cost greater than the Simplified Acquisition Threshold (SAT) (FAR 2.101) may be procured under this contract.  No single procurement with a total value, i.e., the total sum of all items, greater than the Truthful Cost or Pricing Data Actthreshold (FAR 15.403-4(a)(1)) may be procured under this contract.  Procurements shall not be split to circumvent these thresholds or the approval thresholds set forth in paragraph (b) below.  Procurement of material that is not incidental to and necessary for contract performance, or approved in accordance with these procedures, may be determined to be an unallowable cost pursuant to FAR Part 31 and DFARS Part 231.   (b)   Procedures.  All material procurements to be directly charged to CLIN(s) 7000-7404 of this contract are subject to the following review and/or approval procedures:   (1)    Approval Authorities. Notification Only (No Approval Required) Contracting Officer Representative (COR) Approval COR and Contracting Officer Approval Items listed in para. (c), excluding sole source procurements and software licenses, with a total cost of less than or equal to the micro-purchase threshold (FAR 2.101) Items listed in para. (c), excluding sole source procurements and software licenses, with a total cost greater than the micro- purchase threshold (FAR 2.101) but less than or equal to the SAT (FAR 2.101)”. Items listed in para. (c) with a total cost greater than the SAT (FAR 2.101). Items listed in para. (c) procured on a sole source basis (regardless of dollar value) Software licenses (regardless of dollar value) Any item not listed in para. (c) (regardless of dollar value)   (2)   Contractor Requests and Notifications.  For all material procurements subject to these procedures, the Contractor shall submit a material procurement request (or notification, for procurements that do not require approval) that includes the following:  1) a list of the material items to be procured, 2) an explanation of the need for the material, 3) a listing of quotes received, 4) the reason for the selected source, and 5) the determination of price reasonableness.  If the procurement is sole source to a particular supplier, the request shall also include the rationale for limiting the procurement to that supplier.  When approval is required per paragraph (b)(1), the Contractor shall not proceed with the procurement until receiving approval.  All requests requiring approval shall be submitted to the COR for disposition.  For requests within the COR approval threshold, the COR will provide written approval or disapproval to the Contractor.  For requests within the Contracting Officer’s approval threshold, the COR will forward the request with a recommendation of approval or disapproval to the Contracting Officer.  The Contracting Officer will provide written approval or disapproval to the COR and the Contractor. When approval is not required, the Contractor shall provide an email notification to the COR containing the required content prior to procuring the material.   (3)   Urgent Requirements.  For direct material procurements that require COR approval only, urgent requests may be verbally requested and verbally approved.  A request is considered urgent when it is necessary for the Contractor to procure material to immediately respond to a requirement.  If the COR concurs with the urgent nature of the request, verbal approval of the request will be provided to the Contractor.  All urgent requests verbally approved by the COR shall be followed up with a Contractor email request to the COR within one business day of the verbal approval, containing the minimum content set forth in paragraph (b)(2) above and referencing the date of the verbal approval by the COR.  The COR shall thereafter respond via email to provide written confirmation of the verbal approval.   (c) List of Applicable Materials:   Test consumables (e.g. dummy parts for destructive testing, batteries, cell phones, SIM cards, machined items and prototypes, circuit boards, control boards, electronic devices, shipping materials), 3D printing material. Hardware/Aircraft Grade Hardware (e.g. connectors, batteries, switches, UPS, backup batteries, cables, adapters, dongles, power supplies, fiber optic materials, amplifiers, wire assemblies, racks, transformers, circuit breakers, small aircraft wiring harnesses, nuts, bolts, screws) Antennas Technical manuals Lab tools Computers and peripherals for non-NMCI assets Software and software licenses (e.g. software required to prototype materials in support of this contract, Microsoft for non-NMCI assets, CAD software, 3D printing software) Radios, communication equipment and software VOIP and gateway hardware and software Telephones, cell phones, and peripherals, hotspots, and associated airtime costs, VTC services PCBs, board accessories/assemblies N0042125F3003 - FINAL Page 43 of 72 Analysis and test equipment and tools Incidental material, maintenance & repairs to prototyping equipment (non-NMCI assets, 3D printers) and logistics costs (shipping/packaging)    CTXT.204-9502 REQUIREMENTS FOR LOCAL SECURITY SYSTEM (NAVAIR) (OCT 2005)   The contractor agrees to provide locator information regarding all employees requiring a permanent badge for authorized entrance to the NAS Patuxent River. Entrance is authorized by this contract as a result of tasks associated with performance of the Section C – Performance Work Statement only. Initial information shall be provided as each individual is assigned to this contract by using the Locator Form provided as an attachment to this contract. Thereafter, quarterly reports (due at the beginning of each quarter by the fifth day of the month) will be provided with gains/losses (identification of new and replaced or added individuals) and any changes to current personnel (such as telephone number, building number and room number). A point of contact is to be named on each quarterly report for any questions/additional information needed by the Government recipient. The quarterly reports are to be addressed to PMA290 COR, Naval Air Systems Command, 22347 Cedar Point Road, B2185, Patuxent River, MD 20670. All losses are to have the permanent badges returned to Security, Building 2272, Room 074, 47123 Buse Road, Patuxent River, MD 20670 on the last day of the individual’s task requirement.   CTXT.204-9505 SYSTEM AUTHORIZATION ACCESS REQUEST NAVY (SAAR-N) REQUIREMENTS FOR INFORMATION TECHNOLOGY (IT) (NAVAIR)(NOV 2017)   (a) Contractor personnel assigned to perform work under this contract may require access to Navy Information Technology (IT) resources (e.g., computers, laptops, personal electronic devices/personal digital assistants (PEDs/PDAs), NMCI, RDT&E networks, websites such as MyNAVAIR, and Navy Web servers requiring Common Access Card (CAC) Public Key Infrastructure (PKI)). Contractor personnel (prime, subcontractor, consultants, and temporary employees) requiring access to Navy IT resources (including those personnel who previously signed SAAR DD Form 2875) shall submit a completed System Authorization Access Request Navy (SAAR-N), OPNAV 5239/14 (Jul 2008) form or latest version thereof, and have initiated the requisite background investigation (or provide proof of a current background investigation) prior to accessing any Navy IT resources. The form and instructions for processing the SAAR-N form are available at: Instruction Note: SAAR-N forms are required to be downloaded and then completed. The "E-MAIL SUBMIT" button on the SAAR-N form is not to be used. (b) SAAR-N forms will be submitted to the Government Sponsor or Technical Point of Contact (TPOC) via the contractor's Facility Security Officer (FSO). The designated SAAR-N Government Sponsor or TPOC for contractor employees requiring IT access, the COR identified in NAVAIR Standard Contract Language GTXT.201-9501 shall be responsible for signing and processing the SAAR-N forms. For those contractors that do not have a FSO, SAAR-N forms shall be submitted directly to the designated SAAR-N Government Sponsor or TPOC. Copies of the approved SAAR-N forms may be obtained through the designated SAAR-N Government Sponsor or TPOC. Requests for access should be routed through the mailbox. (c) In order to maintain access to Navy IT resources, the contractor shall ensure completion of initial and annual IA training, monitor expiration of requisite background investigations, and initiate re-investigations as required. If requested, the contractor shall provide to the designated SAAR-N Government Sponsor or TPOC documentation sufficient to prove that it is monitoring/tracking the SAAR-N requirements for its employees who are accessing Navy IT resources. For those contractor personnel not in compliance with the requirements of this clause, access to Navy IT resources will be denied/revoked. (d) The SAAR-N form remains valid throughout contractual performance, inclusive of performance extensions and option exercises where the contract number does not change. Contractor personnel are required to submit a new SAAR-N form only when they begin work on a new or different contract.   CTXT.211-9510 CONTRACTOR EMPLOYEES (NAVAIR)(MAY 2011)   (a) In all situations where contractor personnel status is not obvious, all contractor personnel are required to identify themselves to avoid creating an impression to the public, agency officials, or Congress that such contractor personnel are Government officials. This can occur during meeting attendance, through written (letter or email) correspondence or verbal discussions (in person or telephonic), when making presentations, or in other situations where their contractor status is not obvious to third parties. This list is not exhaustive. Therefore, the contractor employee(s) shall: (1) Not by word or deed give the impression or appearance of being a Government employee; (2) Wear appropriate badges visible above the waist that identify them as contractor employees when in Government spaces, at a Government-sponsored event, or an event outside normal work spaces in support of the contract/order; (3) Clearly identify themselves as contractor employees in telephone conversations and in all formal and informal written and electronic correspondence. Identification shall include the name of the company for whom they work; (4) Identify themselves by name, their company name, if they are a subcontractor the name of the prime contractor their company is supporting, as well as the Government office they are supporting when participating in meetings, conferences, and other interactions in which all parties are not in daily contact with the individual contractor employee; and (5) Be able to provide, when asked, the full number of the contract/order under which they are performing, and the name of the Contracting Officer’s Representative. (b) If wearing a badge is a risk to safety and/or security, then an alternative means of identification maybe utilized if endorsed by the Contracting Officer’s Representative and approved by the Contracting Officer. (c) The Contracting Officer will make final determination of compliance with regulations with regard to proper identification of contractor employees.   CTXT.232-9509 TRAVEL APPROVAL AND REIMBURSEMENT PROCEDURES (NAVAIR) (OCT 2013)

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(a) General. Performance under this contract may require travel by Contractor personnel. If travel, domestic or overseas, is required, the Contractor is responsible for making all necessary arrangements for its personnel. These include but are not limited to: medical examinations, immunizations, passports/visas/etc., and security clearances.

(b) Travel Approval Process. Prior approval is required for all travel under this contract. Travel shall be reviewed and approved/disapproved as follows:

(1) The Contractor shall provide the Contracting Officer's Representative (COR) a written request for authorization to travel at least 30 days in advance of the required travel date, when possible. The request should include: purpose of travel, location, travel dates, number of individuals traveling, and all estimated costs associated with the travel (e.g., lodging, meals, transportation costs, incidental expenses, etc.).

(2) The COR will review the travel request and provide, in writing, an approval or disapproval of the travel request to the Contractor and the Procuring Contracting Officer.

(c) Travel Policy.

(1) Travel arrangements shall be planned in accordance with the Federal Travel regulations, prescribed by the General Services Administration for travel in the conterminous 48 United States, (hereinafter the FTR) and the Joint Travel Regulation, Volume 2, DoD Civilian Personnel, Appendix A, prescribed by the Department of Defense (hereinafter the JTR).

(2) The Government will reimburse the Contractor for allowable travel costs incurred by the Contractor in performance of the contract in accordance with FAR Subpart 31.2.

(3) For purposes of reimbursement of travel expenses, the Contractor's official station is defined as within 50 miles of the Contractor's regular work site. (If Contractor has more than one regular work site, the official station is defined as within 50 miles of each of its regular work sites.)

(4) The Contractors documentation for the reimbursement of travel costs (e.g., receipts) shall be governed as set forth in FAR Subpart 31.2, the FTR, and the JTR.

(5) Car Rental for a team on temporary duty (TDY) at one site will be allowed provided that only one car is rented for every four (4) members of the TDY team. In the event that less than four (4) person comprise the TDY team, car rental will be allowed if necessary to complete the mission required.

(6) Whenever work assignments require TDY aboard a Government ship, the Contractor will be reimbursed at the per diem identified in the JTR.

CTXT.237-9501 ADDITION OR SUBSTITUTION OF KEY PERSONNEL (SERVICES) (NAVAIR)(OCT 2005)

a. A requirement of this contract is to maintain stability of personnel proposed in order to provide quality services. The contractor agrees to assign only those key personnel whose resumes were submitted and approved, and who are necessary to fulfill the requirements of the effort. The contractor agrees to assign to any effort requiring non-key personnel only personnel who meet or exceed the applicable labor category descriptions. No substitution or addition of personnel shall be made except in accordance with this clause.

b. If personnel for whatever reason become unavailable for work under the contract for a continuous period exceeding thirty (30) working days, or are expected to devote substantially less effort to the work than indicated in the proposal, the contractor shall propose a substitution to such personnel, in accordance with paragraph (d) below.

c. The contractor agrees that for the life of the contract, no key personnel substitutions or additions will be made unless necessitated by compelling reasons including, but not limited to: an individual's illness, death, termination of employment, declining an offer of employment (for those individuals proposed as contingent hires), or family friendly leave. In such an event, the contractor must promptly provide the information required by paragraph (d) below to the Contracting Officer for approval prior to the substitution or addition of key personnel.

d. All proposed substitutions shall be submitted, in writing, to the Contracting Officer at least fifteen (15) days (thirty (30) days if a security clearance must be obtained) prior to the proposed substitution. Each request shall provide a detailed explanation of the circumstances necessitating the proposed substitution, a complete resume for the proposed substitute, information regarding the full financial impact of the change, and any other information required by the Contracting Officer to approve or disapprove the proposed substitution. All proposed substitutes (no matter when they are proposed during the performance period) shall have qualifications that are equal to or higher than the qualifications of the person being replaced.

e. In the event a requirement to increase the specified level of effort for a designated labor category, but not the overall level of effort of the contract occurs, the offeror shall submit to the Contracting Officer a written request for approval to add personnel to the designated labor category. The information required is the same as that required in paragraph (d) above. The additional personnel shall have qualifications greater than or equal to at least one (1) of the individuals proposed for the designated labor category.

f. The Contracting Officer shall evaluate requests for substitution and addition of personnel and promptly notify the offeror, in writing, of whether the request is approved or disapproved.

g. If the Contracting Officer determines that suitable and timely replacement of personnel who have been reassigned, terminated or have otherwise become unavailable to perform under the contract is not reasonably forthcoming or that the resultant reduction of productive effort would impair the successful completion of the contract or the task order, the contract may be terminated by the Contracting Officer for default or for the convenience of the Government, as appropriate. Alternatively, at the Contracting Officer's discretion, if the Contracting Officer finds the contractor to be at fault for the condition, he may equitably adjust (downward) the contract price or fixed fee to compensate the Government for any delay, loss or damage as a result of the contractor's action.

h. Noncompliance with the provisions of this clause will be considered a material breach of the terms and conditions of the contract for which the Government may seek any and all appropriate remedies including Termination for Default pursuant to FAR Clause 52.249-6, Alt IV, "Termination (Cost-Reimbursement)".

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Section D - Packaging and Marking

Items 6000-6504: Packing and marking are not applicable to these items.

Items 7000-7504: Packing and marking shall be in accordance with best commercial practices.

Items 8000-8501: The data to be furnished hereunder shall be in accordance with Exhibit A, Contract Data

Requirement List (CDRLs), packaged and marked in accordance with Clause 5252.247-9507 PACKAGING AND MARKIN
OF REPORTS (NAVAIR)(OCT 2005).

Note: All Clauses of Section D of the Seaport-NxGen basic contract apply to this task order, unless otherwise specified in the task order, in addition to the following:

CLAUSES INCORPORATED BY FULL TEXT

DTXT.247-9507 PACKAGING AND MARKING OF REPORTS (NAVAIR) (OCT 2021)

(a) All unclassified data shall be prepared for shipment in accordance with best commercial practice. Classified reports, data and documentation, if any, shall be prepared for shipment in accordance with the National Industry Security Program Operating Manual, 32 CFR Part 117.

(b) The contractor shall prominently display on the cover of each report the following information:

(1) Name and business address of contractor.

(2) Contract Number/Delivery/Task order number.

(3) Contract/Delivery/Task order dollar amount.

(4) Whether the contract was competitively or non-competitively awarded.

(5) Name of sponsoring individual.

(6) Name and address of requiring activity.

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DTXT.247-9508 PROHIBITION AND LIMITATIONS FOR PACKAGING MATERIALS (NAVAIR) (AUG 2019)

The use of loose fill materials, asbestos, excelsior, newspaper and shredded paper (all types) are prohibited. In addition, all Wood Packaging Materials (WPM) shall be heat treated or chemically treated in accordance with the requirements of the International Standards for Phytosanitary Measures (ISPM) 15:2009, "Regulation of Wood Packaging Material in International Trade."

DTXT.247-9514 TECHNICAL DATA PACKING INSTRUCTIONS (NAVAIR) (SEP 1999)

Technical Data and Information shall be packed and packaged for domestic shipment in accordance with best commercial practices. The package or envelope should be clearly marked with any special markings specified in this contract (or delivery/task order), e.g., Contract Number, CLIN, Device No., and document title must be on the outside of the package. Classified reports, data and documentation, if applicable, shall be prepared for shipment in accordance with Defense Industrial Manual for Safeguarding Classified Information, DoD 5520.22M.

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Section E - Inspection and Acceptance

Contractor performance will be inspected in accordance with the metrics provided in the Quality Assurance Surveillance Plan (QASP),located in Section J, Attachment 2

Labor CLINs 6000-6504: The services to be furnished hereunder shall be inspected and accepted in accordance with (IAW) the NAVAIR clause ETXT.246-9512.

ODC CLINs 7000-7504: will be inspected and accepted in accordance with NAVAIR Clause ETXT.246-9512.

Data CLINs 8000, 8100, 8200, 8300, 8400, 8500: The data to be furnished hereunder shall be inspected and accepted IAW the NAVAIR Clause ETXT.246-9514 and Exhibit A.

CAP CLINs 8001, 8101, 8201, 8301, 8401, 8501: The items to be furnished hereunder shall be inspected and acceptec IAW the NAVAIR Clause ETXT.246-9512.

Note: All provisions and clauses of Section E of the Seaport-NxGen Multiple Award Contract apply to this task order, unless otherwise specified in the task order, in addition to the following clauses:

INSPECTION AND ACCEPTANCE TERMS

Supplies/Services will be inspected/accepted at:

CLIN	INSPECT AT	INSPECT BY	ACCEPT AT	ACCEPT BY
6000	Destination	Government	Destination	Government
6001	Destination	Government	Destination	Government
6002	Destination	Government	Destination	Government
6003	Destination	Government	Destination	Government
6004	Destination	Government	Destination	Government
6100	Destination	Government	Destination	Government
6101	Destination	Government	Destination	Government
6102	Destination	Government	Destination	Government
6103	Destination	Government	Destination	Government
6104	Destination	Government	Destination	Government
6200	Destination	Government	Destination	Government
6201	Destination	Government	Destination	Government
6202	Destination	Government	Destination	Government
6203	Destination	Government	Destination	Government
6204	Destination	Government	Destination	Government
6300	Destination	Government	Destination	Government

N0042125F3003 - FINAL Page 48 of 72 6301 Destination Government Destination Government 6302 Destination Government Destination Government 6303 Destination Government Destination Government 6304 Destination Government Destination Government 6400 Destination Government Destination Government 6401 Destination Government Destination Government 6402 Destination Government Destination Government 6403 Destination Government Destination Government 6404 Destination Government Destination Government 7000 Destination Government Destination Government 7001 Destination Government Destination Government 7002 Destination Government Destination Government 7003 Destination Government Destination Government 7004 Destination Government Destination Government 7100 Destination Government Destination Government 7101 Destination Government Destination Government 7102 Destination Government Destination Government 7103 Destination Government Destination Government 7104 Destination Government Destination Government 7200 Destination Government Destination Government 7201 Destination Government Destination Government 7202 Destination Government Destination Government 7203 Destination Government Destination Government 7204 Destination Government Destination Government 7300 Destination Government Destination Government 7301 Destination Government Destination Government 7302 Destination Government Destination Government 7303 Destination Government Destination Government 7304 Destination Government Destination Government 7400 Destination Government Destination Government 7401 Destination Government Destination Government 7402 Destination Government Destination Government 7403 Destination Government Destination Government 7404 Destination Government Destination Government 8000 Destination Government Destination Government 8001 Destination Government Destination Government 8100 Destination Government Destination Government 8101 Destination Government Destination Government 8200 Destination Government Destination Government 8201 Destination Government Destination Government 8300 Destination Government Destination Government 8301 Destination Government Destination Government 8400 Destination Government Destination Government 8401 Destination Government Destination Government   CLAUSES INCORPORATED BY REFERENCE 52.246-3 Inspection Of Supplies Cost-Reimbursement MAY 2001 52.246-5 Inspection Of Services Cost-Reimbursement APR 1984 N0042125F3003 - FINAL Page 49 of 72     CLAUSES INCORPORATED BY FULL TEXT ETXT.246-9512 INSPECTION AND ACCEPTANCE (NAVAIR) (OCT 2005)   (a)  Inspection and acceptance of the supplies or services to be furnished hereunder shall be performed by the Contracting Officer Representative (COR) identified in NAVAIR Clause GTXT.201-9501.   (b)  Acceptance of all Contract Line Items/Sub Line Items (CLINs/SLINs) shall be made by signature of the accepting authority on a DD Form 250 submitted through the WAWF system. Acceptance will only occur when the accepting authority is sure that inspections performed demonstrate compliance with contract requirements.   ETXT.246-9514 INSPECTION AND ACCEPTANCE OF TECHNICAL DATA AND INFORMATION (NAVAIR) (FEB 1995) Inspection and acceptance of technical data and information will be performed by the Procuring Contracting Officer (PCO) or his duly authorized representative. Inspection of technical data and information will be performed by ensuring successful completion of the requirements set forth in the DD Form 1423, Contract Data Requirements List (CDRL) and incorporation/resolution of Government review comments on the data items. Acceptance will be evidenced by execution of an unconditional DD Form 250, Material Inspection and Receiving Report, as appropriate, and/or upon receipt of a second endorsement acceptance by the PCO on the attachment to this contract entitled Data Item Transmittal/Acceptance/Rejection Form (Attachment 3). The attached form will not be used for high cost data such as drawings, specifications, and technical manuals. N0042125F3003 - FINAL Page 50 of 72 Section F - Deliveries or Performance The Period of Performance of the following Firm items are as follows: 6000   03/21/2025 - 03/20/2026 6001   03/21/2025 - 03/20/2026 6002   03/21/2025 - 03/20/2026 6003   03/21/2025 - 03/20/2026 6004   03/21/2025 - 03/20/2026 7000   03/21/2025 - 03/20/2026 7001   03/21/2025 - 03/20/2026 7002   03/21/2025 - 03/20/2026 7003   03/21/2025 - 03/20/2026 7004   03/21/2025 - 03/20/2026 The Period of Performance of the following Option items are as follows: 6100   03/21/2026 - 03/20/2027 6101   03/21/2026 - 03/20/2027 6102   03/21/2026 - 03/20/2027 6103   03/21/2026 - 03/20/2027 6104   03/21/2026 - 03/20/2027 6200   03/21/2027 - 03/20/2028 6201   03/21/2027 - 03/20/2028 6202   03/21/2027 - 03/20/2028 6203   03/21/2027 - 03/20/2028 6204   03/21/2027 - 03/20/2028 6300   03/21/2028 - 03/20/2029 6301   03/21/2028 - 03/20/2029 6302   03/21/2028 - 03/20/2029 6303   03/21/2028 - 03/20/2029 6304   03/21/2028 - 03/20/2029 6400   03/21/2029 - 03/20/2030 6401   03/21/2029 - 03/20/2030 6402   03/21/2029 - 03/20/2030 6403   03/21/2029 - 03/20/2030 6404   03/21/2029 - 03/20/2030 6500   03/21/2030 - 09/21/2030 6501   03/21/2030 - 09/21/2030 6502   03/21/2030 - 09/21/2030 6503   03/21/2030 - 09/21/2030 6504   03/21/2030 - 09/21/2030 7100   03/21/2026 - 03/20/2027 N0042125F3003 - FINAL Page 51 of 72 7101   03/21/2026 - 03/20/2027 7102   03/21/2026 - 03/20/2027 7103   03/21/2026 - 03/20/2027 7104   03/21/2026 - 03/20/2027 7200   03/21/2027 - 03/20/2028 7201   03/21/2027 - 03/20/2028 7202   03/21/2027 - 03/20/2028 7203   03/21/2027 - 03/20/2028 7204   03/21/2027 - 03/20/2028 7300   03/21/2028 - 03/20/2029 7301   03/21/2028 - 03/20/2029 7302   03/21/2028 - 03/20/2029 7303   03/21/2028 - 03/20/2029 7304   03/21/2028 - 03/20/2029 7400   03/21/2029 - 03/20/2030 7401   03/21/2029 - 03/20/2030 7402   03/21/2029 - 03/20/2030 7403   03/21/2029 - 03/20/2030 7404   03/21/2029 - 03/20/2030 7500   03/21/2030 - 09/21/2030 7501   03/21/2030 - 09/21/2030 7502   03/21/2030 - 09/21/2030 7503   03/21/2030 - 09/21/2030 7504   03/21/2030 - 09/21/2030 Note: All provisions and clauses of Section F of the Basic Seaport-NxGen Multiple Award Contract apply to this task order, unless otherwise specified in this task order, in addition to the following:   CLINs 6000-6404: The Contractor shall provide supplies and services in accordance with Section F, Delivery/ Performance Schedule.   CLINs 7000-7404: The Contractor shall provide travel and material in accordance with Section F Delivery/ Performance Schedule. CLINs 8000, 8100, 8200, 8300, 8400: The data furnished hereunder shall be in accordance with Exhibit (A), DD form 1423, Contract Data Requirements List (CDRL) and section F, Delivery/Performance Schedule.   CLINs 8001, 8101, 8201, 8301, 8401: The items furnished hereunder shall be in accordance with Exhibit (A), DD form 1423, Contract Data Requirements List (CDRL) and section F, Delivery/Performance Schedule.     CLAUSES INCORPORATED BY FULL TEXT   FTXT.211-9507 PERIOD OF PERFORMANCE (NAVAIR) (MAR 1999)

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(a) The contract shall commence on award date and shall continue 12 months. However, the period of performance may be extended in accordance with the option provisions contained herein.

(b) If FAR Clause 52.216-18, "Ordering", is incorporated into this contract, then the period in which the Government can issue orders under the contract will be extended at the exercise of an option, and extended to the end of that option period.

FTXT.247-9505 TECHNICAL DATA AND INFORMATION (NAVAIR) (FEB 1995)

Technical Data and Information shall be delivered in accordance with the requirements of the Contract Data Requirements List, DD Form 1423, Exhibit A CDRLs, attached hereto, and the following:

(a) The contractor shall concurrently deliver technical data and information per DD Form 1423, Blocks 12 and 13 (date of first/subsequent submission) to all activities listed in Block 14 of the DD Form 1423 (distribution and addresses) for each item. Complete addresses for the abbreviations in Block 14 are shown in paragraph (g) below. Additionally, the technical data shall be delivered to the following cognizant codes, who are listed in Block 6 of the DD Form 1423.

(1) COR, Refer to NAVAIR GTXT.201-9501 of this TO.

(2) ACO, Refer to Block 24 of the basic contract.

(b) Partial delivery of data is not acceptable unless specifically authorized on the DD Form 1423, or unless approved in writin by the PCO.

(c) The Government review period provided on the DD Form 1423 for each item commences upon receipt of all required data by the technical activity designated in Block 6.

(d) A copy of all other correspondence addressed to the Contracting Officer relating to data item requirements (i.e., status of delivery) shall also be provided to the codes reflected above and the technical activity responsible for the data item per Block 6, if not one of the activities listed above.

(e) The PCO reserves the right to issue unilateral modifications to change the destination codes and addresses for all technical data and information at no additional cost to the Government.

(f) Unless otherwise specified in writing, rejected data items shall be resubmitted within thirty (30) days after receipt of notice rejection.

(g) DD Form 1423, Block 14 Mailing Addresses: See DD Form 1423, Block 14

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Section G - Contract Administration Data

Note: All provisions and clauses of Section G of the Basic Seaport-NxGen contract apply to this task order, unless otherwise specified in this task order, i addition to the following:

CLAUSES INCORPORATED BY REFERENCE

252.204-7002 Payment For Contract Line or Subline Items Not Separately Priced APR 2020

CLAUSES INCORPORATED BY FULL TEXT

252.232-7006 Wide Area WorkFlow Payment Instructions.

As prescribed in 232.7004(b), use the following clause: WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (DEC 2018)

a. Definitions. As used in this clause—

"Department of Defense Activity Address Code (DoDAAC)" is a six position code that uniquely identifies a unit, acti or organization.

"Document type" means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).

"Local processing office (LPO)" is the office responsible for payment certification when payment certification is done external to the entitlement s

"Payment request" and "receiving report" are defined in the clause at 252.232-7003, Electronic Submission of Paymen Requests and Receiving Re

a. Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorize
Defense Federal Acquisition Regulation Supplement (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Report

b. WAWF access. To access WAWF, the Contractor shall—

a. Have a designated electronic business point of contact in the System for Award Management at https://www.sam.gov; and
b. Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this web site

c. WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Si before submit payment requests through WAWF. Both can be accessed by selecting the "Web Based Training" link on the WAWF home page at https://wawf.eb.mil/

d. WAWF methods of document submission. Document submissions may be via web entry, Electronic Data Interchange, or File Transfer Protocol.

e. WAWF payment instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAW this contra task or delivery order:

a. Document type. The Contractor shall submit payment requests using the following document type(s):

a. For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.

b. For fixed price line items—

a. That require shipment of a deliverable, submit the invoice and receiving report specified by the

Contracting Officer.(Contracting Officer: Insert applicable invoice and receiving report document type(s) for fixed price line item

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a deliverable.)

b. For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the in and receiving report, as specified by the Contracting Officer (Contracting Officer: Insert either "Invoice 2in1" or the applicable i report document type(s) for fixed price line items for services.)

c. For customary progress payments based on costs incurred, submit a progress payment request.

d. For performance based payments, submit a performance based payment request.

e. For commercial item financing, submit a commercial item financing request.

b. Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract. [Note: The Contractor WAWF "combo" document type to create some combinations of invoice and receiving report in one step.]

c. Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when and receiving reports in the system.

Routing Data Table*

Field Name in WAWF	Data to be entered in WAWF
Pay Official DoDAAC	HQ0338
Issue By DoDAAC	N00421
Admin DoDAAC**	N00421
Inspect By DoDAAC	N00421
Ship to Code	N00421
Ship From Code	N/A
Mark For Code	N/A
Service Approver (DoDAAC)	N00421
Service Acceptor (DoDAAC)	N00421
Accept at Other DoDAAC	N/A
LPO DoDAAC	N/A
DCAA Auditor DoDAAC	HAA819
Other DoDAAC(s)	N/A

(*Contracting Officer: Insert applicable DoDAAC information. If multiple ship to/acceptance locations apply, insert "See Schedule" or "Not applicable."
(**Contracting Officer: If the contract provides for progress payments or performance-based payments, insert the DoDAAC for the contract administratio office assigned the functions under FAR 42.302(a) (13).)

a. Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance v the clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.

b. Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F

a. WAWF point of contact.

i. The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity's WAWF point of contact.

ii. Contact the COR or ACOR, See GTXT.201-9501, if assistance is needed.

GTXT.201-9501 DESIGNATION OF CONTRACTING OFFICER'S REPRESENTATIVE (COR)(SEP 2012) - ALT I (SEP 2012)(NAVAIR)

a. The Contracting Officer has designated the following as an authorized Contracting Officer's Representatives (COR): COR 1: Leah Bean, leah.c.bean.civ@us.navy.mil, to perform the following functions, duties, and/or responsibilities as stated in Attachment 07, COR Designation

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Letter.

Additionally, the following specific duties are assigned to the COR from the NAVAIR clause GTXT.242-9511 CONTRACT ADMINSTRATION DATA

FAR 42.302(a) (16) Ensure timely notification by the contractor of any anticipated overrun or underrun of the estimated cost under cost-reimbursement contracts FAR 42.302(a) (30) when contractors request Government property-

i. Evaluate the contractor's requests for Government property and for changes to existing Government property and provide appropriate recommenc to the contracting officer;

ii. Ensure required screening of Government property before acquisition by the contractor;

iii. Evaluate the use of Government property on a non-interference basis in accordance with the clause at 52.245-9, Use and Charges;

iv. Ensure payment by the contractor of any rental due; and

v. Modify contracts to reflect the addition of Government-furnished property and ensure appropriate consideration FAR 42.302(a)(38) Ensure contractor compliance with contractual quality assurancerequirements

FAR 42.302(a) (40) Perform engineering surveillance to assess compliance with contractual terms for schedule, cost, and technical performance in the areas of design, development, and production.

FAR 42.302(a)(41) Evaluate for adequacy and perform surveillance of contractor engineering efforts and management systems that relate to design, development, production, engineering changes, subcontractors, tests, management of engineering resources, reliability and maintainability, data control systems, configuration management, and independent research and development.

FAR 42.302(a)(42) Review and evaluate for technical adequacy the contractor's logistics support, maintenance, and modification programs. FAR 42.302(a)(51) Consent to the placement of subcontracts.

FAR 42.302(a)(58) Ensure timely submission of required reports.

FAR 42.302(a)(67) Support the program, product, and project offices regarding program reviews, program status, program performance and actual or anticipated program problems.
DFARs 242.302(a)(67) Also support program offices and buying activities in precontractual efforts leading to a solicitation or award.

a. The Contracting Officer has designated the following as an authorized Alternate Contracting Officer's Representatives (ACOR):

ACOR 1: [TBD at task order award] Insert name, mailing address, code, and telephone number] to perform the functions, duties, and/or responsibilitie outlined below in the absence of the COR.
ACOR 1 Functions, Duties, and/or Responsibilities: See the functions, duties, and/or responsibilities listed above in paragraph (a).

a. The effective period of the COR designation is the period of this task order .

GTXT-0001 PAYMENT INSTRUCTIONS (MAY 2023)

					For Government Use Only
Contract/Order Payment Clause	Type of Payment Request	Supply	Service	Construction	Payment Office Allocation Method
52.212-4 (Alt I), Contract Terms and Conditions—	Cost Voucher	X	X	N/A	Line item specific proration. If there is more than one ACRN within a deliverable contract line

N0042125F3003 - FINAL Page 56 of 72 Commercial Products         item, the funds will be allocated in and Commercial         the same proportion as the Services;         amount of funding currently 52.216-7, Allowable         unliquidated for each ACRN on Cost and Payment;         the line item billed. 52.232-7, Payments           Under Time-and-           Materials and Labor-           Hour Contracts           52.232-1, Payments, Navy X X N/A Line item specific by fiscal year. 252.217-7007, Shipbuilding       If there is more than one ACRN Payments Invoice (Fixed       within a deliverable line or (vessel repair and alterations) Price)       deliverable subline item, the funds will be allocated using the           oldest funds first. In the event of           a deliverable line or deliverable           subline item with two or more           ACRNs with the same fiscal year,           those amounts will be prorated to           the available unliquidated funds           for that year. 52.232-1, Payments; Invoice X X N/A Line item specific proration. 52.232-2, Payments         If there is more than one ACRN Under Fixed-Price         within a deliverable line item or Research and         deliverable subline item, the Development         funds will be allocated in the Contracts;         same proportion as the amount 52.232-3, Payments         of funding currently unliquidated Under Personal         for each ACRN on the deliverable Services Contracts;         line or deliverable subline item for 52.232-4, Payments         which payment is requested. Under Transportation           Contracts and           Transportation-Related           Services Contracts; and           52.232-6, Payments           Under Communication           Service Contracts With           Common Carriers           For Government Use Only       Contract/Order Payment Clause     Type of Payment Request   Supply   Service   Construction     Payment Office Allocation Method   52.232-5, Payments Under Fixed-Price Construction Contracts Construction Payment Invoice N/A N/A X Line item specific by fiscal year. If there is more than one ACRN within a deliverable line or deliverable subline item, the funds will be allocated using the oldest funds first. In the event of a deliverable line or deliverable subline item with two or more ACRNs with the same fiscal year, those amounts will be prorated to the available unliquidated funds for that year.   52.232-16, Progress Progress X X N/A Contract-wide proration.   Payments Payment*       Funds shall be allocated in the   (excluding contracts         same proportion as the amount   with multiple lot         of funding currently unliquidated   progress payments)         for each ACRN. Progress             payments are considered             contract level financing, and the             “contract price” shall reflect the   N0042125F3003 - FINAL Page 57 of 72           fixed-price portion of the contract             per FAR 32.501-3.   52.232-16, Progress Payments; 252.232-7018, Progress Payments— Multiple Lots Progress Payment* X X N/A Lot-wide proration (applies to lots specifically identified in the contract). If there is more than one ACRN within a lot, the funds will be allocated in the same proportion as the amount of funding currently unliquidated for each ACRN on the lot for which payment is requested.             See PGI 204.7108 paragraph (c) for multiple lot CLIN structure.             For Government Use Only       Contract/Order Payment Clause     Type of Payment Request   Supply   Service   Construction       Payment Office Allocation Method 52.232-29, Terms for Financing of Purchases of Commercial Products and Commercial Services; 52.232-30, Installment Payments for Commercial Products and Commercial Services Commercial Product and Commercial Service Financing* X X N/A Specified in approved payment. The contracting officer shall specify the amount to be paid and the account(s) to be charged for each payment approval in accordance with FAR 32.207(b)(2). 52.232-32, Performance-Based Payments Performance- Based Payments* X X N/A Specified in approved payment. The contracting officer shall specify the amount to be paid and the account(s) to be charged for each payment approval in accordance with FAR 32.1007(b)(2). 252.232-7002, Progress Payments for Foreign Military Sales Acquisitions Progress Payment* X X N/A Allocate costs among line items and countries in a manner acceptable to the administrative contracting officer. *Liquidation of Financing Payments. Liquidation will be applied by the payment office against those ACRNs which are identified by the payment instructions for the delivery payment and in keeping with the liquidation provision of the applicable contract financing clause (i.e., progress payment, performance-based payment, or commercial product and commercial service financing).     Accounting Data CLIN/SLIN PR Number Amount N0042125F3003 N0042125F3003 - FINAL Page 58 of 72 Accounting Data 600001 130122892100001 LLA : AK 1751319 U7Y7 251 00019 0 050120 2D 000000 A00008936216 Standard Document #: 600002 130122892100003 LLA : AL 1751319 U7Y7 251 00019 0 050120 2D 000000 A10008936216 Standard Document #: 600003 130122892100004 LLA : AM 1751319 U7Y7 251 00019 0 050120 2D 000000 A20008936216 Standard Document #: 600004 130122892100005 LLA : AN 1751319 U7Y7 251 00019 0 050120 2D 000000 A30008936216 Standard Document #: 600101 130122847300001 LLA : AA 1751506 U5CP 251 00019 0 050120 2D 000000 A00008932497 Standard Document #: 600102 130122847600001 LLA : AD 1751506 U5MB 251 00019 0 050120 2D 000000 A00008933545 Standard Document #: 600103 130122847600002 LLA : AE 1751506 U5MB 251 00019 0 050120 2D 000000 A10008933545 Standard Document #: 600104 130122847600003 LLA : AF 1751506 U5MB 251 00019 0 050120 2D 000000 A20008933545 Standard Document #: 600105 130122847600005 LLA : AG 1751506 U5MB 251 00019 0 050120 2D 000000 A30008933545 Standard Document #: 600106 130122847600006 LLA : AH 1751506 U5MB 251 00019 0 050120 2D 000000 A40008933545 Standard Document #: N0042125F3003 - FINAL Page 59 of 72 Accounting Data 600107 130122847600007 LLA : AJ 1751506 U5MB 251 00019 0 050120 2D 000000 A50008933545 Standard Document #: 600201 130122847300003 LLA : AB 1751810 U2T4 251 00019 0 050120 2D 000000 A10008932497 Standard Document #: 600301 130122847500001 LLA : AC 1751804 4A1A 251 00019 0 050120 2D 000000 A00008932706 Standard Document #: 600401 130122907500001 LLA : AP 97-11X8242 2819 000 74192 0 065916 2D PNOJ44 424760230SAN Standard Document #: 700001 130122892100002 LLA : AK 1751319 U7Y7 251 00019 0 050120 2D 000000 A00008936216 Standard Document #: 700002 130122892100006 LLA : AL 1751319 U7Y7 251 00019 0 050120 2D 000000 A10008936216 Standard Document #: 700101 130122847300002 LLA : AA 1751506 U5CP 251 00019 0 050120 2D 000000 A00008932497 Standard Document #: 700102 130122847600004 LLA : AF 1751506 U5MB 251 00019 0 050120 2D 000000 A20008933545 Standard Document #: 700201 130122847300004 LLA : AB 1751810 U2T4 251 00019 0 050120 2D 000000 A10008932497 Standard Document #: 700301 130122847500002 LLA : AC 1751804 4A1A 251 00019 0 050120 2D 000000 A00008932706

N0042125F3003 - FINAL Page 60 of 72 Accounting Data Standard Document #: 700401 130122907500002 LLA : AQ 97-11X8242 2819 000 74192 0 065916 2D PNOJ44 424760240SAN Standard Document #: BASE Funding: Cumulative Funding: N0042125F3003 - FINAL Page 61 of 72 Section H - Special Contract Requirements Note: All provisions and clauses of Section H of the Basic Seaport-NxGen contract apply to this task order, unless otherwise specified in this task order, in addition to the following:     CLAUSES INCORPORATED BY FULL TEXT   HTXT.209-9510 ORGANIZATIONAL CONFLICTS OF INTEREST (NAVAIR) (SERVICES) (MAR 2007)   (a)        Purpose. This clause seeks to ensure that the Contractor (1) does not obtain an unfair competitive advantage over other parties by virtue of its performance of this contract, and (2) is not biased because of its current or planned interests (financial, contractual, organizational or otherwise) that relate to the work under this contract. (b)        Scope. The restrictions described herein shall apply to performance or participation by the Contractor (as defined in paragraph (d)(7)) in the activities covered by this clause.   (1)   The restrictions set forth in paragraph (e) apply to supplies, services, and other performance rendered with respect to the and/or equipment listed in Attachment 6. Task Orders issued under the contract specify to which suppliers and/or equipme subparagraph (f) restrictions apply.   (2)   The financial, contractual, organizational and other interests of Contractor personnel performing work under this contract deemed to be the interests of the Contractor for the purposes of determining the existence of an Organizational Conflict of Any subcontractor that performs any work relative to this contract shall be subject to this clause. The Contractor agrees to each subcontract affected by these provisions the necessary language contained in this clause.   (c)        Waiver. Any request for waiver of the provisions of this clause shall be submitted in writing to the Procuring Contracting Officer. The request for waiver shall set forth all relevant factors including proposed contractual safeguards or job procedures to mitigate conflicting roles that might produce an Organizational Conflict of Interest. No waiver shall be granted by the Government with respect to prohibitions pursuant to access to proprietary data.   (d)       Definitions. For purposes of application of this clause only, the following definitions are applicable:   (1) "System" includes system, major component, subassembly or subsystem, project, or item. (2) "Nondevelopmental items" as defined in FAR 2.101. (3)   "Systems Engineering" (SE) includes, but is not limited to, the activities in FAR 9.505-1(b). (4)   "Technical direction" (TD) includes, but is not limited to, the activities in FAR 9.505-1(b). (5)   "Advisory and Assistance Services" (AAS) as defined in FAR 2.101. (6)   "Consultant services" as defined in FAR 31.205-33(a). (7) "Contractor", for the purposes of this clause, means the firm signing this contract, its subsidiaries and affiliates, joint ventu involving the firm, any entity with which the firm may hereafter merge or affiliate, and any other successor or assignee of the N0042125F3003 - FINAL Page 62 of 72 (8) "Affiliates," means officers or employees of the prime Contractor and first tier subcontractors involved in the program and technical decision-making process concerning this contract. (9) "Interest" means organizational or financial interest. (10) "Weapons system supplier" means any prime Contractor or first tier subcontractor engaged in, or having a known prospe interest in the development, production or analysis of any of the weapon systems, as well as any major component or subassem of such system.   (e)        Contracting restrictions.   [X] (1) To the extent the Contractor provides systems engineering and/or technical direction for a system or commodity but does not have overall contractual responsibility for the development, the integration, assembly and checkout (IAC) or the production of the system, the Contractor shall not (i) be awarded a contract to supply the system or any of its major components or (ii) be a subcontractor or consultant to a supplier of the system or of its major components. The Contractor agrees that it will not supply to the Department of Defense (either as a prime Contractor or as a subcontractor) or act as consultant to a supplier of, any system, subsystem, or major component utilized for or in connection with any item or other matter that is (directly or indirectly) the subject of the systems engineering and/or technical direction or other services performed under this contract for a period of three (3) years after the date of completion of the contract. (FAR 9.505-1(a)) [X] (2) To the extent the Contractor prepares and furnishes complete specifications covering non-developmental items to be used in a competitive acquisition, the Contractor shall not be allowed to furnish these items either as a prime Contractor or subcontractor. This rule applies to the initial production contract, for such items plus a specified time period or event. The Contractor agrees to prepare complete specifications covering non-developmental items to be used in competitive acquisitions, and the Contractor agrees not to be a supplier to the Department of Defense, subcontract supplier, or a consultant to a supplier of any system or subsystem for which complete specifications were prepared hereunder. The prohibition relative to being a supplier, a subcontract supplier, or a consultant to a supplier of these systems of their subsystems extends for a period of three (3) years after the terms of this contract. (FAR 9.505-2(a)(1)) [X] (3) To the extent the Contractor prepares or assists in preparing a statement of work to be used in competitively acquiring a system or services or provides material leading directly, predictably and without delay to such a work statement, the Contractor may not supply the system, major components thereof or the services unless the Contractor is the sole source, or a participant in the design or development work, or more than one Contractor has been involved in preparation of the work statement. The Contractor agrees to prepare, support the preparation of or provide material leading directly, predictably and without delay to a work statement to be used in competitive acquisitions, and the Contractor agrees not to be a supplier or consultant to a supplier of any services, systems or subsystems for which the Contractor participated in preparing the work statement. The prohibition relative to being a supplier, a subcontract supplier, or a consultant to a supplier of any services, systems or subsystems extends for a period of three (3) years after the terms of this contract. (FAR 9.505-2(b)(1)) [X] (4) To the extent work to be performed under this contract requires evaluation of offers for products or services, a contract will not be awarded to a Contractor that will evaluate its own offers for products or services, or those of a competitor, without proper safeguards to ensure objectivity to protect the Government’s interests. Contractor agrees to the terms and conditions set forth in the Statement of Work that are established to ensure objectivity to protect the Government’s interests. (FAR 9.505-3) [X] (5) To the extent work to be performed under this contract requires access to proprietary data of other companies, the Contractor must enter into agreements with such other companies which set forth procedures deemed adequate by those companies (i) to protect such data from unauthorized use or disclosure so long as it remains proprietary and (ii) to refrain from using the information for any other purpose other than that for which it was furnished. Evidence of such agreement(s) must be made available to the Procuring Contracting Officer upon request. The Contractor shall restrict access to proprietary information to the minimum number of employees necessary for performance of this contract. Further, the Contractor agrees that it will not utilize proprietary data obtained from such other companies in preparing proposals (solicited or unsolicited) to perform additional services or studies for the United States Government. The Contractor agrees to execute agreements with companies furnishing proprietary data in connection with work performed under this contract, obligating the Contractor to protect such data from unauthorized use or disclosure so long as such data remains proprietary, and to furnish copies of such agreement to the Contracting Officer. Contractor N0042125F3003 - FINAL Page 63 of 72 further agrees that such proprietary data shall not be used in performing for the Department of Defense additional work in the same field as work performed under this contract if such additional work is procured competitively. (FAR 9.505) [X] (6) Preparation of Statements of Work or Specifications. If the Contractor under this contract assists substantially in the preparation of a statement of work or specifications, the Contractor shall be ineligible to perform or participate in any capacity in any contractual effort (solicited or unsolicited) that is based on such statement of work or specifications. The Contractor shall not incorporate its products or services in such statement of work or specifications unless so directed in writing by the Contracting Officer, in which case the restrictions in this subparagraph shall not apply. Contractor agrees that it will not supply to the Department of Defense (either as a prime Contractor or as a subcontractor) or act as consultant to a supplier of, any system, subsystem or major component utilized for or in connection with any item or work statement prepared or other services performed or materials delivered under this contract, and is procured on a competitive basis, by the Department of Defense with a period of three (3) years after completion of work under this contract. The provisions of this clause shall not apply to any system, subsystem, or major component for which the Contractor is the sole source of supply or which it participated in designing or developing. (FAR 9.505-4(b)) [X ] (7) Advisory and Assistance Services (AAS). If the Contractor provides AAS services as defined in paragraph (d) of this clause, it shall be ineligible thereafter to participate in any capacity in Government contractual efforts (solicited or unsolicited) which stem directly from such work, and the Contractor agrees not to perform similar work for prospective offerors with respect to any such contractual efforts. Furthermore, unless so directed in writing by the Contracting Officer, the Contractor shall not perform any such work under this contract on any of its products or services, or the products or services of another firm for which the Contractor performs similar work. Nothing in this subparagraph shall preclude the Contractor from competing for follow-on contracts for AAS.   (f)        Remedies. In the event the Contractor fails to comply with the provisions of this clause, such noncompliance shall be deemed a material breach of the provisions of this contract. If such noncompliance is the result of conflicting financial interest involving Contractor personnel performing work under this contract, the Government may require the Contractor to remove such personnel from performance of work under this contract. Further, the Government may elect to exercise its right to terminate for default in the event of such noncompliance. Nothing herein shall prevent the Government from electing any other appropriate remedies afforded by other provisions of this contract, or statute or regulation.   (g)        Disclosure of Potential Conflicts of Interest. The Contractor recognizes that during the term of this contract, conditions may change which may give rise to the appearance of a new conflict of interest. In such an event, the Contractor shall disclose to the Government information concerning the new conflict of interest. The Contractor shall provide, as a minimum, the following information: (1)        a description of the new conflict of interest (e.g., additional weapons systems supplier(s), corporate restructuring, new first-tier subcontractor(s), new contract) and identity of parties involved; (2)        a description of the work to be performed; (3)        the dollar amount; (4)        the period of performance; and   (5)        a description of the Contractor’s internal controls and planned actions, to avoid any potential organizational conflict of interest.   HTXT.216-9512 PAPERLESS CONTRACTING (NAVAIR) (JUN 2009)   (a)        Orders and requests for proposals are hereby authorized to be issued by facsimile or by electronic commerce (including e-mail and paperless methods of delivery). Nothing in this contract should be read to prohibit these types of orders. In the event of

N0042125F3003 - FINAL Page 64 of 72 a conflict with any other provision of this contract, this clause shall govern.   (b)        To the extent the terms "written", "mailed", or "physically delivered" appear in other provisions of this contract, these terms are hereby defined to explicitly include electronic commerce, email, or paperless delivery methods.     HTXT.227-9511 DISCLOSURE, USE AND PROTECTION OF PROPRIETARY INFORMATION (NAVAIR) (FEB 2009)   (a)        During the performance of this contract, the Government may use an independent services contractor (ISC), who is neither an agent nor employee of the Government. The ISC may be used to conduct reviews, evaluations, or independent verification and validations of technical documents submitted to the Government during performance. (b)        The use of an ISC is solely for the convenience of the Government. The ISC has no obligation to the prime contractor. The prime contractor is required to provide full cooperation, working facilities and access to the ISC for the purposes stated in paragraph (a) above. (c)        Since the ISC is neither an employee nor agent of the Government, any findings, recommendations, analyses, or conclusions of such a contractor are not those of the Government. (d)       The prime contractor acknowledges that the Government has the right to use ISCs as stated in paragraph (a) above. It is possible that under such an arrangement the ISC may require access to or the use of information (other than restricted cost or pricing data), which is proprietary to the prime contractor. (e)        To protect any such proprietary information from disclosure or use, and to establish the respective rights and duties of both the ISC and prime contractor, the prime contractor agrees to enter into a direct agreement with any ISC as the Government requires. A properly executed copy (per FAR 9.505-4) of the agreement will be provided to the Procuring Contracting Officer.     HTXT.228-9501 LIABILITY INSURANCE (NAVAIR) (MAR 1999)   The following types of insurance are required in accordance with the clause entitled, 52.228-7, "Insurance--Liability to Third Persons and shall be maintained in the minimum amounts shown:   (a)        Comprehensive General Liability: $200,000 per person and $500,000 per accident for bodily injury. (b)        Automobile Insurance: $200,000 per person and $500,000 per accident for bodily injury and $500,000 per accident for property damage. (c)        Standard Workman’s Compensation and Employer’s Liability Insurance (or, where maritime employment is involved, Longshoremen’s and Harbor Worker’s Compensation Insurance) in the minimum amount of $100,000. (d)       Aircraft public and passenger liability: $200,000 per person and $500,000 per occurrence for bodily injury, other than passenger liability; $200,000 per occurrence for property damage. Passenger bodily injury liability limits of $200,000 per passenger, multiplied by the number of seats or number of passengers, whichever is greater.   N0042125F3003 - FINAL Page 65 of 72 HTXT.232-9510        PAYMENT OF FIXED FEE (NAVAIR) (OCT 2005)    (a)  The fixed fee, as specified in Section B of this contract, subject to any adjustment required by other provisions of this contract, will be paid in installments.  The fixed fee will be paid not more frequently than bi-weekly based on the allowable cost.  The amount of each such installment shall be in the same ratio to the total fixed fee as the related provisional payment on account of allowable cost is to the total estimated cost of the contract or order.  Payment shall be made in accordance with FAR Clauses 52.216-7, “Allowable Cost and Payment”, and 52.216-8, “Fixed Fee”.    (b)  In the event of termination of the work in accordance with the FAR Clause 52.232-22, “Limitation of Funds”, the fixed fee shall be redetermined by mutual agreement equitably to reflect the reduction of the work performed.  The amount by which such fixed fee is less than or exceeds payments previously made on account of fee, shall be paid to (or repaid by) the contractor.    (c)  The balance of the fixed fee shall be payable in accordance with other clauses of this contract.    (d)  For indefinite delivery type contracts the terms of this clause apply to each delivery/task order there under. N0042125F3003 - FINAL Page 66 of 72 Section I - Contract Clauses Note: All the provisions and clauses of Section I of the basic SeaPort-NXG MAC apply to this task order, in addition to the following:   CLAUSES INCORPORATED BY FULL TEXT   52.217-8 OPTION TO EXTEND SERVICES (NOV 1999) The Government may require continues performance of any services within the limits and at the rates specified in the contract. These rates may be adjusted only as a result of revisions to prevailing labor rates provided by the Secretary of Labor. The option provision may be more than once, but the total extension of performance hereunder shall not exceed 6 months. The Contracting Officer may exercise the option by written notice to the Contractor within 30 days of the expiration of this task order.    52.217-9 OPTION TO EXTEND THE TERM OF THE CONTRACT (MAR 2000)   (a)               The Government may extend the term of this contract by written notice to the Contractor within 30 days; provided, that the Government gives the Contractor a preliminary written notice of its intent to extend at least 60 days before the contract expires. The preliminary notice does not commit the Government to an extension. (b)               If the Government exercises this option, the extended contract shall be considered to include this option clause. (c)               The total duration of this contract, including the exercise of any options under this clause, shall not exceed 5 years.   52.219-28 POST-AWARD SMALL BUSINESS PROGRAM REREPRESENTATION (MAY 2020)   (a)           Definitions. As used in this clause—   Long-term contract means a contract of more than five years in duration, including options. However, the term does not include contracts that exceed five years in duration because the period of performance has been extended for a cumulative period not to exceed six months under the clause at 52.217-8, Option to Extend Services, or other appropriate authority.   Small business concern means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria in 13 CFR part 121 and the size standard in paragraph (d) of this clause. Such a concern is "not dominant in its field of operation" when it does not exercise a controlling or major influence on a national basis in a kind of business activity in which a number of business concerns are primarily engaged. In determining whether dominance exists, consideration shall be given to all appropriate factors, including volume of business, number of employees, financial resources, competitive status or position, ownership or control of materials, processes, patents, license agreements, facilities, sales territory, and nature of business activity.   N0042125F3003 - FINAL Page 67 of 72 (b)         If the Contractor represented that it was any of the small business concerns identified in19.000(a)(3) prior to award of this contract, the Contractor shall rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, upon occurrence of any of the following: (1)            Within 30 days after execution of a novation agreement or within 30 days after modification of the contract to include this clause, if the novation agreement was executed prior to inclusion of clause in the contract. (2)            Within 30 days after a merger or acquisition that does not require a novation or within 30 days after modification of th contract to include this clause, if the merger or acquisition occurred prior to inclusion of this clause in the contract. (3)            For long-term contracts-   (i)   Within 60 to 120 days prior to the end of the fifth year of the contract; and   (ii)       Within 60 to 120 days prior to the date specified in the contract for exercising any option thereafter.   (c)         If the Contractor represented that it was any of the small business concerns identified in19.000(a)(3) prior to award of this contract, the Contractor shall rerepresent its size and socioeconomic status according to paragraph (f) of this clause or, if applicable, paragraph (h) of this clause, when the Contracting Officer explicitly requires it for an order issued under a multiple-award contract.   (d)         The Contractor shall rerepresent its size status in accordance with the size standard in effect at the time of this rerepresentation that corresponds to the North American Industry Classification System (NAICS) code(s) assigned to this contract. The small business size standard corresponding to this NAICS code(s) can be found at https://www.sba.gov/document/support-- table-size-standards.   (e)         The small business size standard for a Contractor providing a product which it does not manufacture itself, for a contract other than a construction or service contract, is 500 employees.   (f)         Except as provided in paragraph (h) of this clause, the Contractor shall make the representation(s) required by paragraph (b) and (c) of this clause by validating or updating all its representations in the Representations and Certifications section of the System for Award Management (SAM) and its other data in SAM, as necessary, to ensure that they reflect the Contractor's current status. The Contractor shall notify the contracting office in writing within the timeframes specified in paragraph (b) of this clause, or with its offer for an order (see paragraph (c) of this clause), that the data have been validated or updated, and provide the date of the validation or update.   (g)          If the Contractor represented that it was other than a small business concern prior to award of this contract, the Contractor may, but is not required to, take the actions required by paragraphs (a) or (h) of this clause.   (h)          If the Contractor does not have representations and certifications in SAM, or does not have a representation in SAM for the NAICS code applicable to this contract, the Contractor is required to complete the following rerepresentation and submit it to the contracting office, along with the contract number and the date on which the rerepresentation was completed:

N0042125F3003 - FINAL Page 68 of 72 (1)  The Contractor represents that it is, is not a small business concern under NAICS Code assigned to contract number. (2) [Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that it is not, a small disadvantaged business concern as defined in 13 CFR 124.1002. (3) [Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that it is not a women-owned small business concern. (4)       Women-owned small business (WOSB) concern eligible under the WOSB Program. [Complete only if the Contractor represented itself as a women-owned small business concern in paragraph of this clause.] The Contractor represents that —   (i)         It is not a WOSB concern eligible under the WOSB Program, has provided all the required documents to the WOSB Repository, and no change in circumstances or adverse decision been issued that affects its eligibility; and   (ii)    It is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph of this clause is accurate for each WOSB concern eligible the WOSB Program participating in the joint venture. [The Con shall enter the name or names of the WOSB concern eligible under the WOSB Program and other small businesses partici the joint venture: Each WOSB concern eligible under the WOSB Program participating in the joint venture shall submit a signed copy of the WOSB representation   (5) Economically disadvantaged women-owned small business (EDWOSB) concern. [Complete only if the Contractor represente itself as a women-owned small business concern eligible under WOSB Program in (h)(4) of this clause.] The Contractor represen that —   (i)      It is not an EDWOSB concern eligible under the WOSB Program, has provided all the required documents to the W Repository, and no change in circumstances or adverse decisions have been issued that affects its eligibility; and   (ii) It is not a joint venture that complies with the requirements of 13 CFR part 127, and the representation in paragraph (h this clause is accurate for each EDWOSB concern participating in the joint venture. [The Contractor shall enter the name of the EDWOSB concern and other small businesses that are participating in the joint venture: Each EDWOSB concern participating in the joint venture shall submit a separate signed copy of the EDWOSB representation.]   (6) [Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that it is not a veteran-owned small business concern. (7) [Complete only if the Contractor represented itself as a veteran-owned small business concern in paragraph (h)(6) of this clause.] The Contractor represents that it is not a service-disabled veteran-owned small business concern. (8)[Complete only if the Contractor represented itself as a small business concern in paragraph (h)(1) of this clause.] The Contractor represents that—   (i)   It is not a HUBZone small business concern listed, on the date of this representation, on the List of Qualified HUBZo   Business Concerns maintained by the Small Business Administration, and no material changes in ownership and control, office, or HUBZone employee percentage have occurred since it was certified in accordance with 13 CFR part 126; and   N0042125F3003 - FINAL Page 69 of 72 (ii) It is not a HUBZone joint venture that complies with the requirements of 13 CFR part 126, and the representation in p (h)(8)(i) of this clause is accurate for each HUBZone business concern participating in the HUBZone joint venture. [The Contractor shall enter the names of each of the HUBZone small business concerns participating in the HUBZone joint ve Each HUBZone small business concern participating in the HUBZone joint venture shall submit a separate signed copy o HUBZone representation. [Contractor to sign and date and insert authorized signer's name and title.] ** TO BE COMPLETED AT TIME OF AWARD**   52.244-2 SUBCONTRACTS (JUN 2020) (a) Definitions. As used in this clause- "Approved purchasing system" means a Contractor’s purchasing system that has been reviewed and approved in accordance with  part  44 of the Federal Acquisition Regulation (FAR). "Consent to subcontract" means the Contracting Officer’s written consent for the Contractor to enter into a particular subcontract. Subcontract means any contract, as defined in FAR subpart  2.1, entered into by a subcontractor to furnish supplies or services for performance of the prime contract or a subcontract. It includes, but is not limited to, purchase orders, and changes and modifications to purchase orders. (b) When this clause is included in a fixed-price type contract, consent to subcontract is required only on unpriced contract actions (including unpriced modifications or unpriced delivery orders), and only if required in accordance with paragraph (c) or (d) of this clause. (c) If the Contractor does not have an approved purchasing system, consent to subcontract is required for any subcontract that- (1) Is of the cost-reimbursement, time-and-materials, or labor-hour type; or (2) Is fixed-price and exceeds- (i) For a contract awarded by the Department of Defense, the Coast Guard, or the National Aeronautics and Space Administration, the greater of the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract; or (ii) For a contract awarded by a civilian agency other than the Coast Guard and the National Aeronautics and Space Administration, either the simplified acquisition threshold, as defined in FAR 2.101 on the date of subcontract award, or 5 percent of the total estimated cost of the contract. (d) If the Contractor has an approved purchasing system, the Contractor nevertheless shall obtain the Contracting Officer’s written consent before placing the following subcontracts: All subcontracts that are not identified in paragraph (j). (e) (1) The Contractor shall notify the Contracting Officer reasonably in advance of placing any subcontract or modification thereof for which consent is required under paragraph (b), (c), or (d) of this clause, including the following information: (i) A description of the supplies or services to be subcontracted. (ii) Identification of the type of subcontract to be used. (iii) Identification of the proposed subcontractor. (iv) The proposed subcontract price. (v) The subcontractor’s current, complete, and accurate certified cost or pricing data and Certificate of Current Cost or Pricing Data, i N0042125F3003 - FINAL Page 70 of 72 required by other contract provisions. (vi) The subcontractor’s Disclosure Statement or Certificate relating to Cost Accounting Standards when such data are required by other provisions of this contract. (vii) A negotiation memorandum reflecting- (A) The principal elements of the subcontract price negotiations; (B) The most significant considerations controlling establishment of initial or revised prices; (C) The reason certified cost or pricing data were or were not required; (D) The extent, if any, to which the Contractor did not rely on the subcontractor’s certified cost or pricing data in determining the price objective and in negotiating the final price; (E) The extent to which it was recognized in the negotiation that the subcontractor’s certified cost or pricing data were not accurate, complete, or current; the action taken by the Contractor and the subcontractor; and the effect of any such defective data on the tota price negotiated; (F) The reasons for any significant difference between the Contractor’s price objective and the price negotiated; and (G) A complete explanation of the incentive fee or profit plan when incentives are used. The explanation shall identify each critical performance element, management decisions used to quantify each incentive element, reasons for the incentives, and a summary o all trade-off possibilities considered. (2) The Contractor is not required to notify the Contracting Officer in advance of entering into any subcontract for which consent is not required under paragraph (b), (c), or (d) of this clause. (f) Unless the consent or approval specifically provides otherwise, neither consent by the Contracting Officer to any subcontract nor approval of the Contractor’s purchasing system shall constitute a determination- (1) Of the acceptability of any subcontract terms or conditions; (2) Of the allowability of any cost under this contract; or (3) To relieve the Contractor of any responsibility for performing this contract. (g) No subcontract or modification thereof placed under this contract shall provide for payment on a cost-plus-a-percentage-of-cost basis, and any fee payable under cost-reimbursement type subcontracts shall not exceed the fee limitations in FAR 15.404-4(c) (4)(i). (h) The Contractor shall give the Contracting Officer immediate written notice of any action or suit filed and prompt notice of any claim made against the Contractor by any subcontractor or vendor that, in the opinion of the Contractor, may result in litigation related in any way to this contract, with respect to which the Contractor may be entitled to reimbursement from the Government. (i) The Government reserves the right to review the Contractor’s purchasing system as set forth in FAR  subpart  44.3. (j) Paragraphs (c) and (e) of this clause do not apply to the following subcontracts, which were evaluated during negotiations: See Section J Attachment- List of Approved Subcontractors           N0042125F3003 - FINAL Page 71 of 72

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Section J - List of Attachments

Attachment Number	File Name	Description
01	Attachment 1- BID DD254.pdf	Attachment 1- BID DD254
02	Attachment 2 - QASP.docx	Attachment 2- Quality Assurance Surveillance Plan
03	Attachment 3 - Data Item Transmittal Form.docx	Attachment 3- Data Item Transmittal Form
04	Attachment 4 - List of Key Personnel.docx	Attachment 4- List of Key Personnel
05	Attachment 5 - List of Approved Subcontractors.docx	Attachment 5- List of Approved Subcontractors
06	Attachment 6- OCI List.docx	Attachment 6- OCI List
07	Attachment 7 - COR Designation Letter.docx	Attachment 7- COR Designation Letter
08	Attachment 8 - ACOR Designation Letter.docx	Attachment 8- ACOR Designation Letter
09	Attachment 9 - Locator Form.docx	Attachment 9- Locator Form
A	Exhibit A- CDRLs.pdf	Exhibit A- CDRLs